[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.32

BI Contract No. 119898

COMMERCIAL

SUPPLY AGREEMENT

This Commercial Supply Agreement ("Agreement") is made by and among

Versartis GmbH

Mühlenberg 7

4052 Basel

Switzerland

(hereinafter called "VERSARTIS"),

and

Boehringer Ingelheim Biopharmaceuticals GmbH

Binger Str. 173

55216 Ingelheim

Germany

(hereinafter called "BI")

(hereinafter BI and VERSARTIS may be referred to herein individually as a “Party”, and collectively as the “Parties” as the case may be).

EFFECTIVE DATE: December 15, 2016

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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TABLE OF CONTENTS

Preamble6

1.Definitions.6

1.1“Affiliated Company”6

1.2“Background IP”7

1.3“Batch”7

1.4“Batch Records”7

1.5“BI Improvements”7

1.6“BI Indemnitees”7

1.7“BI Pharma”7

1.8“BI RCV”7

1.9“CDA”7

1.10“Cell Line”7

1.11“Certificate of Analysis” (CoA)8

1.12“Claims”8

1.13“Confirmation of Compliance” (CoC)8

1.14“cGMP”8

1.15“Change of Control”8

1.16“Change Order”8

1.17“CMO”8

1.18“Confidential Information”8

1.19“Contact Person”9

1.20“Covered Materials”9

1.21“Clinical Agreement or CSA”9

1.22“Customer Release”9

1.23“Detailed Forecast Schedule”9

1.24Detailed Forecast Schedule for DP9

1.25“Direct Competitor”9

1.26“Disclosing Party”10

1.27“Dispute”10

1.28“Drug Product”10

1.29“Drug Substance” or “BDS”10

1.30“Effective Date”10

1.31“Embargoed Country or Embargoed Party”10

1.32“Equipment”10

1.33“Export Control Regulations”10

1.34“Facility”10

1.35“Force Majeure”10

1.36“Health Authorities”11

1.37“Improvements”11

1.38“Intellectual Property Rights”11

1.39“Initial Term”11

1.40“Knowledge”11

1.41“Latent Defects”11

1.42“Launch”11

1.43“Long Range Capacity Plan” or “LRCP-DS”11

1.44“Losses”11

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1.45“Manufacturing Assumptions”11

1.46“Manufacturing Process”11

1.47“Manufacturer’s Release”11

1.48“Master Cell Bank (MCB)”11

1.49“Master Batch Record”11

1.50“Material”11

1.51“Maximum Capacity Reservation”11

1.52“Members”11

1.53“Minimum Requirements”11

1.54“Non-Utilization Fee”11

1.55“Obvious Defects”11

1.56“PFS”11

1.57“PFS Fill Lot”11

1.58“PPQ Runs”11

1.59“Process”11

1.60“Production”11

1.61“Process Validation”11

1.62“Product”11

1.63“Product Specifications”11

1.64“Product Warranty”11

1.65“Purchase Order”11

1.66“Purchase Prices”11

1.67“QAA“11

1.68“Raw Materials”11

1.69“Receiving Party”11

1.70“Renewal Term”11

1.71“Representatives”11

1.72“Specification(s)”11

1.73“Steering Committee“11

1.74“Subcontractor”11

1.75“Territory”11

1.76“VAT”11

1.77“VERSARTIS Improvements”11

1.78“VERSARTIS Indemnitees”11

1.79“VERSARTIS Manufacturing Process Improvements”11

1.80“Yield”11

2.Subject of this Agreement, Cooperation between the Parties11

2.1General11

2.2Facilities11

2.3Personnel11

2.4Manufacture of Product11

2.5VERSARTIS Confidential Information and Know-How and Material11

3.Price for Drug Product, Raw Materials, Covered Materials and Payments11

3.1Price for Drug Product11

3.2Reimbursement of Costs for Equipment11

3.3Invoicing and Payment11

3.4Adjustment of Prices, Manufacturing Performance, Process Improvements11

4.Maximum Capacity Reservation and Minimum Requirements, Forecasting Procedure for Drug Substance and Drug Product and Ordering11

4.1Long Range Capacity Planning for Drug Substance and Obligation to Purchase Minimum Requirements of Drug Substance11

4.2Forecasting Procedure for Drug Substance11

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4.3Forecasting Procedure for Drug Product11

4.4Adjustments in case of Delay of Marketing Approvals11

4.5Carryover of Forecast, Ordering Procedure11

5.Storage, Consignment Stock and Inventory11

5.1Storage of Product / Materials11

5.2Consignment Stock11

5.3Inventory11

6.Delivery Terms of Product for Commercial Use11

6.1.Delivery11

6.2.Export Control11

6.3.Defects11

6.4.Product Warranty11

6.5.Replacement Time Periods for Defective Product11

6.6.Failure to Supply11

6.7.Ownership and Title to Product11

7.Representations, Warranties and Indemnification11

7.1Mutual Representations, Warranties and Covenants11

7.2VERSARTIS Warranties11

7.3BI Warranties11

7.4Disclaimer of Warranties11

8.Liability, Indemnification, Limitations and Insurance11

8.1General11

8.2Disclaimer of Certain Damages11

8.3Liability between the Parties and Indemnification obligations11

8.4Indemnification Procedure11

8.5Limitation of Liability and Indemnification Obligations11

8.6Insurance11

9.Intellectual Property11

9.1Existing Intellectual Property Rights11

9.2New Intellectual Property, Results and Licenses11

    9.3Procedure in case of INFRINGEMENT OF A PARTY’S CONFIDENTIAL INFORMATION AND/OR INTELLECTUAL PROPERTY11

10.Confidentiality11

11.Data11

11.1Provision of Documents and Information11

11.2General11

12.Quality and Regulatory Matters11

12.1Change Control11

12.2Inspections by Health Authorities11

12.3Technical Site Visits by VERSARTIS (Audits, Person-in-Plant)11

12.4Regular Quality Meetings11

12.5Subcontracting11

13.Term and Termination11

13.1Term, Renewal and Ramp-Down Phase11

13.2Termination of this Agreement for Technical Reasons11

13.3Termination of this Agreement for Regulatory Reasons or Non-Approval of Product11

13.4Termination for Failure to obtain or maintain Regulatory Approval for the Facility11

13.5Termination for Non-Approval of Product or Facility Based On Failure to Timely File BLA or Non-Approval of Product11

13.6Termination of this Agreement for Uncured Material Breach11

13.7Termination for Convenience11

13.8Termination for Bankruptcy11

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13.9Change of Control11

13.10Force Majeure11

13.11Effect of Termination11

13.12Tech Transfer (details in line with Tech Transfer and Clinical Supply Agreement)11

13.13Surviving Provisions11

14.Miscellaneous11

14.1Force Majeure11

14.2Prior Agreements11

14.3Publicity11

14.4Notices11

14.5Applicable Law and Jurisdiction11

14.6Waiver11

14.7Severability11

14.8Dispute Resolution – Initial Discussion by Steering Committee11

14.9Assignment11

14.10Requirement of Written Form11

14.11Contingent Liability11

List of Appendices:11

Appendix 1: 60

Appendix 2: 62

Appendix 3: 65

Appendix 4: 70

Appendix 5: 74

Appendix 6:11

Appendix 7:118

Appendix 8:11

Appendix 9:11

Appendix 10:89

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercial Supply Agreement, BI/ VERSARTISExecution Version

Preamble

WHEREAS, Versartis, Inc. (an Affiliated Company of VERSARTIS) and BI RCV (an Affiliated Company of BI) entered into a Mutual Nondisclosure Agreement dated as of August 16, 2012, and a Tech Transfer and Clinical Supply Agreement effective as of October 23, 2012 (as amended by Amendment No. 1 of October 23, 2013 and Amendment No. 2 of November 18, 2015) (collectively, the “Clinical Agreement” or the “CSA”); and

WHEREAS, effective as of January 1, 2014, BI RCV assigned the Clinical Agreement to BI, and BI accepted such assignment of the Clinical Agreement.

WHEREAS, VERSARTIS is a biotechnology company involved in, among other things, the research, development, commercialization and distribution of pharmaceutical products and has the rights in its proprietary product somavaratan (VRS-317) (long acting form of human growth hormone) and to the initial process for manufacturing Product developed and owned or in-licensed by VERSARTIS which has been adapted by BI’s Affiliated Company BI RCV to the Facility and/or optimized or developed by BI RCV during the performance of the Clinical Agreement; and

WHEREAS, BI (by itself and/or its Affiliated Companies) has know-how and expertise to transfer production processes for biopharmaceuticals to the Facility and in the manufacture of biopharmaceuticals; and

WHEREAS, under the above mentioned Clinical Agreement, BI manufactured Product for VERSARTIS’ preclinical and clinical testing and performed certain development work relating to VERSARTIS’ manufacturing process for the Product, which manufacturing process was transferred to BI thereunder; and

WHEREAS, under the Clinical Agreement, BI manufactures Product for VERSARTIS’ clinical and other development use, and BI is currently in the process of finalizing the initial process for manufacturing of Product for VERSARTIS for commercial supply at large scale using VERSARTIS’ scientific input; and

WHEREAS, VERSARTIS and BI enter into the present Agreement under the assumption that the optimization efforts under the Clinical Agreement will be successful and lead to a stable Manufacturing Process appropriate for commercial-scale manufacturing of Product, which will serve as basis for the commercial supply of the Product as ordered by VERSARTIS; and

WHEREAS, VERSARTIS now wishes and BI has agreed to contract for BI’s manufacturing of Product (by BI or its Affiliated Companies) for VERSARTIS’ commercial sale and use; and

NOW THEREFORE and in consideration of the mutual covenants set forth in this Agreement, BI and VERSARTIS hereby agree as follows:

1.	Definitions.
1.1	“Affiliated Company”

means, with respect to a particular Party, any company or other business entity that controls, is controlled by, or is under common control with, such Party.  For purposes of this

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definition, “control” means (with correlative meanings for the terms “controlled by” and “under common control with”) the possession, directly or indirectly, by the applicable company or other entity of the power to direct or cause the direction of the management and policies of the applicable Party, whether through the majority ownership of voting capital stock, by contract or otherwise.

1.2	“Background IP”

means, with respect to a particular Party, Intellectual Property Rights (i) owned or controlled by such Party prior to the effective date of the CSA, or (ii) developed by such Party outside of the scope of the CSA and/or this Agreement without use of the other Party’s Confidential Information.

1.3	“Batch”

has the meaning as set forth in the Quality Assurance Agreement (QAA).

1.4	“Batch Records”

has the meaning as set forth in the Quality Assurance Agreement (QAA).

1.5	“BI Improvements”

has the meaning specified in Section 9.2.2 hereto.

1.6	“BI Indemnitees”

has the meaning specified in Section 8.3 hereto.

1.7	“BI Pharma”

means Boehringer Ingelheim Pharma GmbH & Co. KG, with its registered place at Birkendorfer Strasse 65, 88397 Biberach an der Riss, Germany.

1.8	“BI RCV”

means Boehringer Ingelheim RCV GmbH & Co KG, with its registered place at Dr Boehringer-Gasse 5-11, A11-21 Vienna, Austria.

1.9	“CDA”

means the Mutual Nondisclosure Agreement between BI RCV and Versartis Inc. effective as of August 16, 2012.

1.10	“Cell Line”

means the proprietary cell line that expresses the Product and is owned by VERSARTIS or to which VERSARTIS has a right to use, which is provided to BI pursuant to the terms of this Agreement, and as such cell line is further described in Appendix 1 hereto.

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1.11	“Certificate of Analysis” (CoA)

has the meaning as set forth in the QAA.

1.12	“Claims”

has the meaning specified in Section 8.3 hereto.

1.13	“Confirmation of Compliance” (CoC)

has the meaning as set forth in the QAA.

1.14	“cGMP”

means all current Good Manufacturing Practice regulations as set forth in more detail in the QAA.

1.15	“Change of Control”

means, with respect to a particular Party, occurrence of any one or more of the following events with respect to such Party: (i) the acquisition by any entity, that is not an Affiliated Company of such Party, of a majority of the total outstanding voting securities of the Party; (ii) the merger of such Party with a third party in a transaction under which the holders of the outstanding voting shares of such Party, as of just prior to such merger, own less than fifty percent (50%) of the outstanding voting shares of the combined entity as of just after such event; (iii) the acquisition by a third Party of beneficial ownership of more than fifty percent (50%) of the outstanding voting shares of such Party and/or all its Affiliated Companies; or (iv) any sale (other than in the ordinary course of business), exchange, transfer, acquisition or disposition, of all or substantially all of the assets of the Party or the Intellectual Property Rights and/or marketing and regulatory registrations relating to the Product (i.e., assets of the Party having fair market value equal to more than eighty percent (80%) of the total fair market value of all of the assets of the Party at such time to an entity that is not an Affiliated Company of such Party).

1.16	“Change Order”

refers to a standardized amendment to this Agreement in the form attached hereto as Appendix 7 which may reflect any change of agreed services or VERSARTIS’ ordering of additional services, but may not alter the terms and conditions of this Agreement.

1.17	“CMO”

means a contract manufacturing organization (i.e., a company that performs contract manufacturing of pharmaceutical products on behalf of other companies on commercial basis).

1.18	“Confidential Information”

means, with respect to a particular Party, any and all information (including documents and materials containing such information) that is disclosed by such Party or an Affiliated Company of such Party to the other Party or its Affiliated Company(ies), which information

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Commercial Supply Agreement, BI/ VERSARTISExecution Version

may include, but is not limited to: know-how, trade secrets, inventions, non-public patent applications, processes, concepts, technology regarding the manufacture of biopharmaceuticals, and experimental methods as well as information concerning the Disclosing Party’s and/or its Affiliated Companies’ financial situation, customers, business plans, and/or its or its Affiliated Companies’ technology, intellectual property, research and product designs.  For clarity, the term ”Confidential Information” of a Party means all data and information disclosed or provided by such Party to the other Party under the CDA (referred therein as “Proprietary Information”), the CSA and this Agreement; as well as the terms of the CDA, the CSA and of this Agreement.

1.19	“Contact Person”

has the meaning specified in Section 2.3.1. hereto.

1.20	“Covered Materials”

means the specific materials (such as resins, consumables, membranes, bags, PFS and filters) listed in Appendix 8, which are required for the manufacture of the Product, including critical raw materials and disposables.

1.21	“Clinical Agreement or CSA”

means the Clinical Agreement between BI and Versartis, Inc. effective as of October 23, 2012, as amended.

1.22	“Customer Release”

means the final release of a Batch of Product by VERSARTIS as set forth in the QAA.

1.23	“Detailed Forecast Schedule”

means a detailed forecast for orders of Drug Substance or Drug Product, with the specific meaning as set forth in Section 4.2.1 or Section 4.3.3, respectively, whichever is the case.

.

1.24	Detailed Forecast Schedule for DP

has the meaning specified in Section 4.3.3 hereto.

1.25	“Direct Competitor”

means (i) for BI: a third party [*]that [*].  For the sake of clarity, “Direct Competitor” shall not include a third party such as [*]; and (ii) for VERSARTIS: a third party [*].

1.26	“Disclosing Party”

means, with respect to particular Confidential Information, the Party that discloses or otherwise provides (or whose Affiliated Company discloses or provides) such Confidential

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Information to the other Party (or its Affiliated Company) pursuant to this Agreement (or the CDA or CSA).

1.27	“Dispute”

has the meaning specified in Section 14.8 hereto.

1.28	“Drug Product”

means Product in the final dosage form of a pharmaceutical medicine containing Drug Substance formulated with selected excipients and filled in PFS.

1.29	“Drug Substance” or “BDS”

means the VERSARTIS active pharmaceutical drug compound known as somavaratan, as described in Appendix 1, in formulated bulk form, which is intended subsequently to be used to produce Drug Product.

1.30	“Effective Date”

means the date of commencement of this Agreement as set forth on the cover page above.

1.31	“Embargoed Country or Embargoed Party”

has the meaning set forth in Section 6.1.3. hereto.

1.32	“Equipment”

has the meaning set forth in Section 3.2 hereto.

1.33	“Export Control Regulations”

has the meaning set forth in Section 6.1.3. hereto.

1.34	“Facility”

means the building(s) of BI located in [*] and or such other BI building as may be agreed to by VERSARTIS in writing, which agreement shall not be unreasonably withheld or delayed, to be used by BI and/or its Affiliated Companies in the performance of its obligations pursuant to this Agreement.

1.35	“Force Majeure”

has the meaning specified in Section 14.1 hereto.

1.36	“Health Authorities”

mean all regulatory authorities having jurisdiction over the manufacture of the Drug Substance and/or Drug Product.

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1.37	“Improvements”

means (i) all discoveries and inventions, and (ii) all modifications, derivatives and improvements of Background IP or new uses thereof (whether or not protectable under patent, trademark, copyright or similar laws) that are discovered, invented, developed, conceived or reduced to practice in the performance of this Agreement, and (iii) all Intellectual Property Rights appurtenant to any of the foregoing.

1.38	“Intellectual Property Rights”

means any and all now existing or hereafter existing: (i) rights associated with works of authorship, including copyrights and moral rights; (ii) know-how and trade secret rights; (iii) patent rights, utility models, and industrial property rights (including trademarks and designs); (iv) other proprietary rights in all inventions (whether or not patentable), discoveries, methods, processes, techniques, specifications, protocols, schematics, diagrams, reagents, compounds, samples, formulation, data,  circuit designs, design layout, databases, data, and other forms of technology; and (v) all registrations, applications, renewals, and extensions of the foregoing, in each case in any jurisdiction throughout the world, including, but not limited to, inventor’s certificates, substitutions, confirmations, reissues, re-examinations, renewals or any like governmental grants for protection of inventions; and any pending application for any of the foregoing, including any continuation, divisional, substitution, additions, continuations-in-part, provisional and converted provisional applications, as well as extensions and supplementary protection certificates based thereon.

1.39	“Initial Term”

has the meaning specified in Section 13.1. hereto.

1.40	“Knowledge”

means that which a Party knows or should have known following an inquiry a reasonable person would have made in light of the facts and circumstances.

1.41	“Latent Defects”

means non-conformance of the Drug Product with the applicable Specifications or with the Product Warranty that result from reasons within BI’s control or responsibility, other than Obvious Defects.

1.42	“Launch”

means the first commercial sale by VERSARTIS of Drug Product manufactured under this Agreement.

1.43	“Long Range Capacity Plan” or “LRCP-DS”

has the meaning set forth in Section 4.1.1. hereto.

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1.44	“Losses”

has the meaning set forth in Section 8.3 hereto.

1.45	“Manufacturing Assumptions”

has the meaning specified in Appendix 2 hereto.

1.46	“Manufacturing Process”

means the Processes used to manufacture the Drug Substance or the Drug Product hereunder, as applicable, as set forth in Appendix 4, with such Drug Product intended to be marketed, distributed, and sold or intended to be sold.

1.47	“Manufacturer’s Release”

means BI’s release of a cGMP-conforming BDS Batch or Drug Product Batch, as applicable (i.e., either as Drug Substance or in the final dosage form as Drug Product- whichever is the case), in accordance with the QAA.

1.48	“Master Cell Bank (MCB)”

means the reference deposit or collection of vials of the Cell Line, from which the working cell bank is derived.

1.49	“Master Batch Record”

means a controlled document of BI, approved by authorized technical and quality representatives of both Parties (or their respective delegates or Subcontractors), that documents the outline of the Manufacturing Process for Drug Substance or Drug Product. It includes all relevant Process parameters to be met and the Equipment, Raw Materials and Covered Materials to be used.

1.50	“Material”

means the VERSARTIS Cell Line (including all progeny or replications or derivatives thereof) and any other VERSARTIS material provided to BI as listed in detail in Appendix 1.

1.51	“Maximum Capacity Reservation”

means, with respect to a particular calendar year, the specific quantity (in BDS Batches) of Drug Substance for such calendar year as specified by VERSARTIS, after discussion between the Parties during the LRCP-DS meeting, according to Section 4.1.1, and subject to the maximum number of BDS Batches as provided in such Section.

1.52	“Members”

has the meaning specified in Section 2.3.2. hereto.

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1.53	“Minimum Requirements”

means, with respect to a particular calendar year, the specific amount (in BDS Batches) of Drug Substance corresponding to the specified percentage of the Maximum Capacity Reservation applicable to such year (as set forth in Section 4.1.1), however, for [*] and thereafter not less than [*] BDS Batches for Drug Substance per calendar year.

1.54	“Non-Utilization Fee”

shall mean a fee calculated as set forth under Section 4.1.5, if applicable.

1.55	“Obvious Defects”

means any non-conformance of the Product with the Specifications with respect to the Product Warranty, that results from reasons within BI’s control or responsibility and is visible or easily detectable by simple observation, without any analysis in a laboratory.

1.56	“PFS”

means a pre-filled syringe, containing Product in the appropriate formulation and dosage and volume.

1.57	“PFS Fill Lot”

has the meaning specified in Section 4.3.1 hereto.

1.58	“PPQ Runs”

means the Process performance qualification Batches of BDS and Drug Product, separately that will be used as basis for the Process Validation for regulatory process validation and qualification of BDS manufacturing and Drug Product manufacturing hereunder. Such PPQ Runs shall be completed under the terms of the CSA, for Drug Substance and Drug Product.

1.59	“Process”

means the manufacturing process for the Drug Substance or Drug Product, as applicable, as adapted or optimized under the CSA and described in Appendix 5 of the CSA. After the PPQ Runs, the Process shall be referred to as Manufacturing Process.

1.60“Production”

means all steps and tasks to be taken to manufacture the applicable Product, including quality control analyses, through to Manufacturer’s Release of such Product.

1.61	“Process Validation”

means the collection and evaluation of data, from the process design stage through commercial production, which establishes scientific evidence that the respective Manufacturing Process is capable of consistently delivering quality Drug Substance and Drug Product.

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1.62	“Product”

means VERSARTIS’ proprietary product somavaratan (VRS-317), a long acting form of human growth hormone as described in Appendix 1 produced using the Manufacturing Process and formulated either as bulk Drug Substance or in final dosage form as Drug Product.

1.63	“Product Specifications”

means the set of Specifications set forth in Appendix 5 that BI shall use for the Manufacturer’s Release of Drug Substance or Drug Product, as applicable.

1.64	“Product Warranty”

has the meaning specified in Section 6.1.5. hereto.

1.65	“Purchase Order”

shall mean a document issued by VERSARTIS confirming the firm order of a specified quantity (of Drug Product or number of PFS including information of the respective filling volume per PFS) as set forth under the binding portion of the Detailed Forecast Schedule for DP according to Section 4.5.2 below. Additionally, Purchase Orders shall specify the intended delivery date of the Drug Product from the Drug Product Facility. Purchase Orders may also be issued for Drug Substance in consignment stock according to Section 5.2.4 below.

1.66	“Purchase Prices”

has the meaning specified in Section 3.1 hereto.

1.67	“QAA“

shall mean the Quality Assurance Agreement entered into between the Parties simultaneously with this Agreement which shall be incorporated  by reference into this Agreement.

1.68	“Raw Materials”

means all chemical components, excipients, media components, reagents, test kits, disposables, packaging and labelling components, and any other materials required for the manufacture of the applicable Product with the exception of Covered Materials, as more specifically described in Appendix 8 attached hereto.

1.69	“Receiving Party”

means, with respect to particular Confidential Information, the Party that receives such Confidential Information from the Disclosing Party pursuant to this Agreement (or the CDA or CSA).

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1.70	“Renewal Term”

has the meaning specified in Section 13.1. hereof.

1.71	“Representatives”

means, with respect to a Party, such Party’s Affiliated Companies and its own and its Affiliated Companies’ officers, employees and agents.

1.72	“Specification(s)”

means all the specifications and tests, analytical methods and/or limits, and the results thereof, as applicable, for which the Raw Materials, Covered Materials, Materials (as applicable), Product, intermediates, or process of making the Product, must conform to in order for the applicable Product to be acceptable for VERSARTIS’ commercial use. Types of Specifications include but are not limited to Product Specifications as set forth in Appendix 5 hereto, the Master Batch Records, Raw Material and Covered Material Specifications and in-process Specifications.

1.73	“Steering Committee“

has the meaning specified in Section 2.3.2 hereof.

1.74	“Subcontractor”

means certain BI Affiliated Companies involved in the performance of this Agreement, as well certain external testing laboratories hired by such BI Affiliated Companies to perform certain services in furtherance of this Agreement.

1.75	“Territory”

means the United States, Japan, the countries belonging to the current European Union, all other countries in Europe, or such other countries or regions, as VERSARTIS may inform BI of from time to time in writing.

1.76	“VAT”

has the meaning specified in Section 3.3.1.

1.77	“VERSARTIS Improvements”

has the meaning specified in Section 9.2.1. hereto.

1.78	“VERSARTIS Indemnitees”

has the meaning specified in Section 8.3 hereto.

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1.79	“VERSARTIS Manufacturing Process Improvements”

has the meaning specified in Section 9.2.1. hereto.

1.80	“Yield”

means grams of Drug Substance per Batch. The Yield shall be determined using [*].

2.	Subject of this Agreement, Cooperation between the Parties
2.1	General
2.1.1.	General

This Agreement sets forth the terms and conditions under which BI (by itself or its Affiliated Companies) shall manufacture Product for VERSARTIS’ commercial use and sale and investigational use. The Parties shall engage in their activities under this Agreement upon the terms and conditions set forth in this Agreement. The Parties understand that commercial Product supply obligations hereunder are dependent on successful completion of the PPQ Runs for Drug Substance and/or Drug Product under the CSA to establish the Manufacturing Process. Notwithstanding the foregoing, the firmly reserved capacities as set forth in Sec. 4.2 shall remain in effect and needs to be paid by VERSARTIS even in the event of a cancellation or delay of the PPQ Runs for Drug Substance and/or Drug Product under the CSA due to a technical failure (Section 13.2) or a termination of the CSA unless BI, using commercially reasonable efforts, is able to mitigate its losses due to such delay or termination by adjusting the production plan at the Facility to the extent reasonably possible and by seeking to fill the unused capacity with other products.  If and to the extent BI is able to fill some or all of the unused capacity with other production, then VERSARTIS shall only have to pay the applicable pro rata amount to BI. For clarity, BI shall not be obligated to disclose its pricing and/or fee structure with its other customers to VERSARTIS in order to invoice such pro rata amount.

VERSARTIS acknowledges that BI cannot offer VERSARTIS preferential treatment over other BI customers (including internal customers) with respect to capacity at its Facility, and BI agrees that it shall not provide other BI customers (including internal customers) such preferential treatment over VERSARTIS.

2.1.2.	Quality Control

The Parties shall comply with the terms and conditions of the QAA which is incorporated by reference to this Agreement.

2.1.3.	Priority and Application of a Party’s General Terms and Conditions

In the event of a conflict or ambiguity between any term of this Agreement and/or an Appendix and a Purchase Order, the terms of this Agreement and its Appendices shall prevail.

Any terms or conditions contained in a Purchase Order that are inconsistent with or in conflict with this Agreement or the QAA shall be deemed not to be a part of such Purchase Order, except as provided in the following: In case the Parties mutually agree that a specific Section of this Agreement shall be modified by particular term(s) of a Purchase Order (and

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that such term of the Purchase Order shall prevail), they may only do so by explicit reference to the Section of this Agreement that shall be modified.

The Parties agree that general terms and conditions of either Party (such as in any acknowledgement, invoice, quote, or manufacturing update document) shall not apply to or bind either Party with respect to the obligations and rights under this Agreement, even if reference is made thereto in a Purchase Order, invoice, or any other communication or documents related to this Agreement (which might happen automatically by IT systems used by either of the Parties).

2.2Facilities

The Parties agree that that Drug Substance will be manufactured in [*] Facility, or at such other appropriate BI manufacturing line (e.g. [*]) as agreed to in advance by the Parties in writing. The Parties also agree that Drug Product will be filled in a qualified BI commercial fill line at the [*] Facility or at such other appropriate BI fill line as agreed to in advance by the Parties in writing.

If a Party requests a change in the applicable manufacturing Facility, the other Party shall reasonably discuss such requested change, and the Parties shall conduct good faith negotiations as to which Party shall bear responsibility for the costs of the implementation of such change. No change in a manufacturing Facility shall be made without the written consent to change in the manufacturing Facility by each Party, which consent shall not be unreasonably withheld or delayed by either Party.

2.3	Personnel
2.3.1.	Designation of Contact Person

Upon commencement of this Agreement, BI and VERSARTIS shall each appoint a contact person (“Contact Person”) who shall be the primary contact person for all queries of the respective other Party with regards to day-to-day matters and issues under this Agreement, including communication of all instructions and information concerning the activities under this Agreement to the other Party. If needed, the applicable Party shall appoint a substitute for its Contact Person. Each Party will use reasonable efforts to provide the other Party with [*] days prior written notice of any change in such Party’s Contact Person.

The current Contact Persons of the Parties (and their substitutes) are set forth in Appendix 6 attached hereto, which may be amended from time to time by the applicable Party if it changes its Contact Person.

2.3.2.	Steering Committee

The Parties have formed a Steering Committee, in which each Party has appointed [*] executive employees as such Party’s members of the Steering Committee (the “Members”), all of whom shall be familiar with and have responsibility for oversight of the activities under this Agreement. Each Party may with written notice to the other Party, change one or more of its Members appointed to the Steering Committee.  The Steering Committee shall have general oversight and review of the activities and results under this Agreement and shall be the initial forum for seeking to resolve any issues referred to the Steering Committee by either Party or both. Specifically, but without limitation, the Steering Committee shall seek in good faith to resolve any disputes or issues regarding the

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manufacturing schedule or manufacturing processes for Drug Substance and/or Drug Product.

The Steering Committee shall meet, in person or via teleconference or video-conference, on a reasonably regular basis, as planned and agreed by the Steering Committee Members, and in any event within [*] calendar days after receipt of a written request for such a meeting by one Party to the other Party. The request shall describe the matters or issues to be discussed, including any matter in dispute, and the solution which the requesting Party proposes to be decided. Each Party may invite other employees to attend the Steering Committee meeting from particular departments/areas of expertise as may be necessary to discuss the agenda topics, or matters or issues in dispute.

Any action or decision by the Steering Committee shall be taken by unanimous consent of the Steering Committee, with the Members of each Party collectively having a single vote, or by a written resolution signed by all of the Members. If the Steering Committee is unable to reach unanimous consent on a particular matter or issue being discussed by the Steering Committee, then the matter or issues will be referred by each Party to a responsible member of senior management to be designated by each Party, who will use good faith efforts to resolve such matter or issue.  If such matter is not resolved by the chief executive officers, then arbitration shall be used according to Section 14.8.

The Members of the Steering Committee of the Parties are set forth in Appendix 6 attached hereto, which may be amended from time to time to reflect any changes.

2.4	Manufacture of Product

BI shall manufacture Drug Substance in accordance with the binding portions of the Detailed Forecast Schedule submitted by VERSARTIS under, and subject to the terms of, Section 4.2, and shall manufacture (using Drug Substance in BI’s storage, as provided in Section 4.3), Drug Product and supply same to VERSARTIS in accordance with the binding portions of the Detailed Forecast Schedule for DP at the time specified in the specific Purchase Orders submitted by VERSARTIS under, and subject to the terms of, Section 4.5.2.  Each Party shall fully and reasonably cooperate with the other Party to provide appropriate information and assistance to the other Party in connection with BI’s manufacture of Products hereunder, responding in a reasonable and timely manner with respect to all reasonable requests for information and needed approvals. Neither Party shall be liable for any delays in its performance of the manufacture of Product to the extent caused by the other Party’s failure to provide in a reasonably timely manner any information or approvals needed under the terms of this Agreement and reasonably requested by the other Party.

2.5	VERSARTIS Confidential Information and Know-How and Material

To the extent not already transferred by VERSARTIS, VERSARTIS shall transfer the Material needed for the manufacture of Product to BI subject to the terms of this Section 2.5, and BI shall use such Material solely for the manufacture of Product in accordance with this Agreement, or as otherwise may be agreed to by the Parties in writing. The Material will not be used by BI in connection with any diagnosis, treatment or any activity in humans or for any use not directly related to this Agreement. BI shall ensure that BI’s (and, if applicable, its Affiliated Company’s) use of the Material will be in compliance with all applicable laws and regulations in the country/State/jurisdiction where the activities under this Agreement are performed. The Material shall not be transferred or otherwise

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made available, in whole or in part, by BI or any of its Affiliated Companies to any other individual, entity or institution, except to its Affiliated Companies as needed for the performance of its obligations hereunder, without the prior written consent of VERSARTIS, which may be withheld by VERSARTIS for any reason. Such consent is hereby given for cell bank and quality control testing performed by a third party on a blinded basis as required for manufacturing and/or quality control with respect to Product manufactured under this Agreement.

All Material is and shall remain the property of VERSARTIS. It is agreed that the transfer of the Material hereunder shall not constitute a sale of Material or the grant or transfer of any option, license or any other rights under any patent or other rights covering or in any Material, except for the limited right to use the Material as needed to allow BI to perform the Product manufacturing activities under this Agreement (including any related quality control activities). VERSARTIS shall retain and have all right, title and interest in and to the Material.

VERSARTIS will inform BI in a timely manner about any safety issues of which VERSARTIS becomes aware relating to the handling of the Material and the Product, after the date of the execution of this Agreement.

BI shall at all times take all reasonable measures to protect the Material from loss or damage, which shall in no event be less than the measures employed by BI in the protection of its own proprietary materials of similar value, and shall promptly notify VERSARTIS, if at any time it believes any of the Material has been damaged, lost, inappropriately transferred, or stolen.

VERSARTIS and BI hereby acknowledge and agree that VERSARTIS has, is and will be providing VERSARTIS Confidential Information to BI for its use by BI and/or its Affiliated Companies for the purposes of manufacturing and supplying Product under this Agreement, and that BI will make use of such Confidential Information solely for such purposes and VERSARTIS hereby consents to such use. BI covenants that it and its Affiliated Companies shall not use any Confidential Information of VERSARTIS for any use or purpose except for Production hereunder on behalf of VERSARTIS, and shall not disclose any such Confidential Information to any other person or entity, except as permitted (i) under Section 10 or (ii) by VERSARTIS in writing.

VERSARTIS shall deliver Materials DDP to the Facility in [*].

3.	Price for Drug Product, Raw Materials, Covered Materials and Payments
3.1	Price for Drug Product

As consideration for the manufacture and delivery of Drug Substance and Drug Product firmly ordered in accordance with the forecasting procedures set forth in Sections 4.2 and 4.3, VERSARTIS shall pay the prices (the “Purchase Prices”) for Drug Product for [*] PFS filling [*] as set forth in Appendix 3 [*]. Any additional services (that is, beyond the Product manufacturing and supply activities, as well as a change of Equipment) not included in the respective Drug Product prices (e.g. annual stability study for Drug Substance and Drug Product) are set forth in Appendix 3 and shall be borne by VERSARTIS, to the extent

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requested by VERSARTIS in a Change Order. The Parties shall negotiate in good faith the detailed scope, timelines and prices of such additional service.

Any agreed additional services shall be set forth in writing in a form substantially similar to the Change Order Template found in Appendix 7 and shall form an amendment to this Agreement. Such additional services shall be considered a Change Order which shall be subject to the terms and conditions of this Agreement.

As the Purchase Prices for Drug Product for [*] PFS filling [*] in Appendix 3 are based on Manufacturing Assumptions, such Purchase Prices for Drug Product for the [*] PFS filling [*] may need to be revised by written agreement to reflect any actual changes in costs and expenses from those assumed in the Manufacturing Assumptions, after the performance of the PPQ runs for Drug Substance currently scheduled for [*] and Drug Product currently scheduled for [*] (covered under the CSA) (prior to the initiation of the first commercial campaign for Drug Substance), such agreement to be negotiated in good faith by the Parties and not to be unreasonably withheld, delayed or conditioned. The Parties agree that [*]. The basis for the [*] is the [*]. If, during the Initial Term or any Renewal Term, BI implements a new or updated accounting system that may be populated with more than [*], the Parties agree to amend this Section 3.1 and Appendix 3 such that the price charged upon delivery of PFS will be computed, to the extent practicable, based on the [*].

3.2	Reimbursement of Costs for Equipment

In addition to the Purchase Prices for Drug Product set forth in Appendix 3, BI shall invoice VERSARTIS for the actual costs for any VERSARTIS approved dedicated Equipment (if any) used specifically in the manufacture of the Product (the “Equipment”), at cost. BI shall use good faith, diligent efforts to minimize the cost of its purchase of any such equipment.

BI will own and have the rights to depreciate (for accounting and tax purposes) such dedicated Equipment, and VERSARTIS will upon termination or expiration of the Agreement be allowed to purchase any or all of such dedicated Equipment for [*] and either transfer ownership of the Equipment to BI for [*], or will arrange for shipment of the applicable Equipment to another location. BI shall maintain such dedicated Equipment in good working order, ordinary wear and tear excepted.  BI shall use all reasonable efforts to protect the Equipment from damage, loss or harm.

BI shall be responsible for purchasing amounts of Covered Materials and Raw Materials necessary for the manufacture of the amounts of Drug Substance or Drug Product (as applicable) in the binding portions of the then-applicable forecasts (under Sections 4.2 and 4.3 respectively). BI shall additionally maintain at VERSARTIS’ cost a safety stock of certain long lead Covered Materials as set forth in Appendix 8 of sufficient size to manufacture and/or deliver the relevant quantities of Product in accordance with the Detailed Rolling Forecasts, including potential replacement Batches. BI shall timely notify VERSARTIS of any risk of depletion of such long lead Covered Materials, and the Parties shall agree to an appropriate Change Order to cover the purchase of at least [*] of back-up for such long lead Covered Materials.

BI will inform VERSARTIS and seek and obtain its consent in advance of any change in the Raw Materials or Covered Materials used in the Manufacturing Process or in any material

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change to the Manufacturing Process.  No such change shall be made without obtaining such consent.

In the event BI is required, due to a request by either VERSARTIS or by a Health Authority, or due to unavailability of a certain Covered Material conforming to the Specifications, either to change such Specifications or to change suppliers of Covered Materials, then a Change Order shall be prepared by BI to reflect the additional services to be performed by BI and such Change Order shall be negotiated and agreed to by the Parties in good faith. VERSARTIS shall reasonably support such required changes and reimburse BI for any and all additional costs required to be incurred for supplier qualification and necessary efforts for the implementation of the new Covered Material necessary to achieve such change. In any of the above circumstances, VERSARTIS shall not unreasonably withhold any approval of required Covered Material changes. VERSARTIS acknowledges that any such changes may have an impact on the Purchase Price of the Product.

The same regulation shall apply to Raw Materials in the event that VERSARTIS requests to change the supplier of a certain Raw Material.

3.3	Invoicing and Payment
3.3.1.	Payments

BI shall invoice VERSARTIS the Purchase Price for Drug Product ordered by VERSARTIS upon delivery pursuant to Section 6.1.1. Dedicated Equipment will be charged after BI’s purchase of such (if any).  All payments shall be made in EURO.

In the event of use of Drug Substance from consignment stock, BI will invoice fill and finish services and actual use of Raw Materials/Covered Materials separately.

The Non-Utilization Fee for Drug Substance required for any particular calendar year, if any, shall be invoiced on or after [*] of the following calendar year, which invoice shall provide reasonable documentation for and basis of the calculation of such Non-Utilization Fee charged.

VERSARTIS shall make payment of all invoiced amounts net [*] days from the date of receipt of BI’s invoice. If VERSARTIS does not make timely payment when due under this Agreement, interest shall accrue on the amount past due, until paid, at a [*] rate of interest [*].

VERSARTIS will provide at least [*] hours advance notice to BI of each wire transfer to the bank account identified below or such other bank accounts as BI shall designate in writing.

-	[*]

All payments under this Agreement should be understood as net payments without value added tax (“VAT”). VAT, if any is legally required to be charged, will be added to the respective payment amount invoiced, and each such invoice will show any applicable VAT required to be charged separately.

3.3.2.	Annual Adjustment of Purchase Prices

The cost and price basis for all Purchase Prices included in this Agreement is 2017. Starting with January 1, 2018, the costs for Raw Materials and/or Covered Materials and/or fee for services and the costs for dedicated Equipment will be adjusted (increased or decreased) year

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by year to reflect actual increases or decreases in the actual costs of the applicable item, provided that such changes may not exceed (on a percentage basis) [*].

BI shall be entitled to adjust the Purchase Price and the costs of applicable Raw Materials and/or Covered Materials and fees for requested services, respectively, at any time in the event that there is a significant (as provided below) increase or decrease in the actual costs of Raw Materials, Covered Materials and/or energy costs, as well as employment tariff increases or costs in services including services of third parties, as applicable, of more than [*]. Prior to making any such adjustment, BI shall provide VERSARTIS with sufficient evidence of the actual increase or decrease in the costs of Raw Materials, Covered Materials or increase in energy costs, employment tariff increases or costs in services of Subcontractors that exceed such [*] threshold, and the resulting impact on the Purchase Price, costs of applicable Raw Materials and/or Covered Materials, or fee for requested services (as applicable). In the event that there is a reduction in such costs of more than [*], BI shall reduce such prices charged to VERSARTIS accordingly. Notwithstanding the foregoing, in no event shall BI be obligated to disclose its total internal cost and price calculations for Purchase Prices to VERSARTIS.

Subject to the above, an increase or decrease in the Purchase Price/fees, according such extraordinary cost increases, once duly accepted by VERSARTIS, such acceptance not to be unreasonably withheld, delayed or conditioned, shall apply retroactively as of the date of BI’s written notice of such Purchase Price increase or decrease to VERSARTIS and will be applicable to all then current and future Purchase Orders as long the reasons for such increase or decrease subsist. BI will issue an invoice or credit note, respectively, for any applicable prior invoices (subject to the above timing limitations) as soon as reasonably possible after such increase/decrease.

3.4	Adjustment of Prices, Manufacturing Performance, Process Improvements
3.4.1.	Manufacturing Performance, Process Improvements

As the results of the Process Validation are not yet known, the Parties have agreed on certain Manufacturing Assumptions as set forth in Appendix 2 to this Agreement, in particular but not limited to the expected Yield. These Manufacturing Assumptions reflect the Parties best estimate of the Product Specifications and the Manufacturing Process necessary to fulfil the Parties’ obligations under this Agreement as of the Effective Date. It is however possible that the Manufacturing Process will deviate from the Manufacturing Assumptions.

a.	Manufacturing Performance

As the Purchase Prices for Drug Product for [*] PFS filling [*] in Appendix 3 are based on Manufacturing Assumptions, such prices for Drug Product for [*] PFS filling [*] may need to be revised after the performance of the PPQ Runs for Drug Substance currently scheduled for [*] and Drug Product currently scheduled for [*] (covered under the CSA) as set forth in Section 3.1.

b.	Revision of Manufacturing Assumptions

Based on the results of at least [*] commercial Drug Substance and Drug Product campaigns, the Parties shall review such Manufacturing Assumptions targeted for [*]. This review shall be in addition to the review of the Manufacturing Assumptions after the PPQ Runs for Drug Substance and Drug Product. In the event that one or more of

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such Manufacturing Assumptions for Drug Substance and/or Drug Product change, the Parties will adjust the Purchase Prices for Drug Product in good faith, by reasonable agreement of the Parties, to reflect a [*] of any changes in Production costs associated with such change in Manufacturing Assumptions, subject to Section 3.4.1(c) and 3.4.1(d).

c.Yield variations

In [*] of each calendar year, after the completion of the PPQ runs, during the Term, the Parties shall meet to discuss the available data regarding the Yield of the Batches of the previously manufactured Drug Substance Batches. In case that the average Yield of these Batches increases or decreases by more than [*] % compared to the average Yield of the previous [*] Production campaigns, the Yield change will be [*] of the Purchase Price in accordance with the calculation set forth in Appendix 9, except (i) where any decrease in the Yield results from a [*], in which case VERSARTIS shall bear [*] of the increase in the Purchase Price resulting from the Yield reduction and (ii) where any decrease in the Yield results from a [*] in which case BI  shall bear [*] of the increase in the Purchase Price resulting from the Yield reduction.

d.Process Improvements

Without abrogating Section 3.4.1(a) and (b) above, the Parties agree that benefits from significant Process or manufacturing improvements resulting from a development program at VERSARTIS or at BI or joint, which has been agreed upon between the Parties in advance (such significant improvement to be understood as an increase in the Yield [*]) shall  with respect to Yield improvements, not change the Purchase Prices for Product (which are based on Batches), unless (i) the Yield improvement results solely from Process improvements funded solely by one Party, in which case such Party shall receive the benefit of [*] of the value of such Yield improvement ([*]) or (ii) any such Yield improvements due to Process improvements funded jointly by the Parties, the benefit will be shared between the Parties, by appropriate decreases in the Purchase Prices, based on the Parties’ respective contribution to funding and/or development of the improvement. If the Parties notwithstanding their good faith efforts are not able to reach an agreement within [*] months of the first discussion, as to such relative contribution, the contribution of each Party shall be deemed to be [*] provided that each Party bears the costs for its respective tasks in making the applicable Process improvements.

4.	Maximum Capacity Reservation and Minimum Requirements, Forecasting Procedure for Drug Substance and Drug Product and Ordering
4.1	Long Range Capacity Planning for Drug Substance and Obligation to Purchase Minimum Requirements of Drug Substance
4.1.1.	Long Range Capacity Planning for Drug Substance

As of the Effective Date, the Parties agree on the following annual maximum quantities in BDS Batches which BI will reserve and make available for the Production of Drug Substance for VERSARTIS hereunder starting with [*], (such reserved maximum capacities, as they may be subsequently revised in accordance with the below, hereinafter referred to as the “Maximum Capacity Reservation” for each applicable year), for use for the subsequent

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Production of Drug Product (as ordered by VERSARTIS) for commercial use and sale during the Term. The current Manufacturing Assumption for Drug Substance Yield is that one (1) BDS Batch shall deliver [*] of Drug Substance. The expected Drug Substance Yield per BDS Batch for commercial supply shall be initially fixed after the PPQ-campaign. Manufacturing Assumptions with regard to such annual maximum quantities in BDS Batches shall be revised in case the BDS Batch Yield in grams is significantly lower ([*]), than the above expectations, BI shall use commercially reasonable efforts to offer VERSARTIS an appropriate number of additional BDS Batches.

A [*], shall be [*].

[*]
[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	•[*]

*in line with the expiration of this Agreement after the Initial Term

Beginning [*], the Parties agree to meet in Q1 each calendar year in order to discuss reasonably and in good faith and agree no later than [*] of such calendar year on any needed adjustment to the above table, to result in the then-applicable Maximum Capacity Reservations, reflecting the maximum quantities in BDS Batches that BI reserves for initiation of Production of BDS Batches, for a rolling [*] term starting with January 1 of the running calendar year (each such adjusted table, the “Long Range Capacity Plan for Bulk Drug Substance” or “LRCP-DS” for the applicable period).

For illustration purposes only, the permitted changes (year-to-year) in each annual LRCP-DS is displayed in the table below, (and as compared to the initial agreed set of Maximum Capacity Reservations set forth above). It is assumed that the first commercial supply of Drug Product shall take place in year [*].

[*]

4.1.2.	Capacity Reservation

Beginning [*], the Parties shall agree (with VERSARTIS able to specify, if they cannot agree, but subject to the limitation on changes, as provided in this Section 4.1) in a LRCP-DS, on the yearly Maximum Capacity Reservation for Drug Substance for the subsequent [*], with the understanding that the first [*] of each LRCP-DS shall be firm. Beginning with the year of Launch and all subsequent years, the Parties agree on a Maximum Capacity Reservation where the following [*] of each LRCP-DS shall be firm.

4.1.3.

The years following the firm period as set forth in Section 4.1.2 shall be flexible to a certain extent as VERSARTIS may increase or decrease the Maximum Capacity Reservation of each year within a range of +/- [*] compared to the LRCP-DS of the previous year, and provided that VERSARTIS may not make an increase of the Maximum Capacity Reservation for any particular year starting with [*] beyond [*] BDS Batches and from [*] onwards beyond [*] Batches unless such manufacturing capacity is available, and shall be subject to good faith discussion and mutual agreement by the Parties. Any such increase of Maximum Capacity

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Reservation of a particular LRCP-DS beyond [*] BDS Batches in [*] and [*] BDS Batches for [*] and following years requires approval by BI, such approval not to be unreasonably withheld or delayed.

4.1.4.	Reasonable Efforts if Forecast Exceeds Maximum Capacity Reservation

If the Maximum Capacity Reservation for a certain calendar year is exceeded by the binding portion of the Detailed Forecast Schedule for orders of Drug Substance for such year, the Parties agree to negotiate reasonably and in good faith whether BI is able to manufacture all or part of such amounts of Drug Substance in excess of the Maximum Capacity Reservation however, BI shall not have an obligation to manufacture in excess of the Maximum Capacity Reservation.

4.1.5.	Non-Utilization Fee for Drug Substance

VERSARTIS acknowledges and agrees that in case that the total annual amount of Drug Substance ordered by VERSARTIS according to the forecasting procedure contained in Section 4.2 below in a given calendar year is lower than the Minimum Requirements according to Section 4.1.1, BI may charge VERSARTIS a Non-Utilization Fee as follows:

Non-Utilization Fee (for such year) = [*]

BI shall use commercially reasonable efforts to mitigate its losses arising from any non-utilization by VERSARTIS, and any fee owed under Section 4.1.5 shall be reduced or refunded to the extent that BI reasonably mitigates its losses, by allocating any available capacity resulting from such cancellation to a BI Affiliate or a third party. If and to the extent BI is able to fill some or all of the unused capacity with other production, then the applicable pro rata amount of the above Non-Utilization Fee shall not apply. For clarity, BI shall not be obligated to disclose its pricing and/or fee structure with its other customers to VERSARTIS in order to invoice such pro rata amount.

4.1.6.	Facility Preparedness (Drug Substance)

VERSARTIS acknowledges that in case that the Maximum Capacity Reservation for a particular calendar year (as set forth in a particular LRCP-DS) exceeds for the first time [*] BDS Batches, BI may be required to transfer the Manufacturing Process to a second suite at the Facility to meet VERSARTIS expected demand of Drug Substance. If the Parties agree that such transfer shall take place, VERSARTIS shall bear the actual costs of such a transfer as agreed by the Parties in a Change Order.

4.2	Forecasting Procedure for Drug Substance

Parties shall adhere to the following forecasting procedure for Drug Substance:

4.2.1.	Detailed Forecast Schedule for Drug Substance

At the Effective Date, VERSARTIS shall submit to BI a rolling [*] forecast (each, a “Detailed Forecast Schedule”) with VERSARTIS’ requirements for manufacture of Drug Substance, which forecast shall list expected orders based on planned Manufacturer’s Release dates for Drug Substance in BDS Batches (for each forecast period). Such Detailed Forecast Schedule shall be updated by VERSARTIS on a rolling quarterly basis no later than within the [*] day of each calendar quarter. The first [*] months in each Detailed Forecast Schedule shall be [*].

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It is understood that each rolling Detailed Forecast Schedule is expected not to exceed the established Maximum Capacity Reservation limits of the applicable LRCP-DS, though any such forecast (for a particular year period) may exceed a particular Maximum Capacity Reservation, subject to Section 4.1.4 above, and except that the binding portion (as set forth below) of any particular Detailed Forecast Schedule may not exceed the applicable Maximum Capacity Reservation unless otherwise consented to by BI, such consent not to be unreasonably withheld or delayed.

At the appropriate time after there has been a significant amount of commercial manufacturing by BI of BDS Batches, the Parties shall discuss in good faith whether to switch from the forecast of BDS Batches to a forecast of amounts in kilograms instead of BDS Batches at a certain point in time thereafter during the Term. Such amount of kg shall always be a multiple of the agreed typical BDS Batch lot size (in kgs) of Drug Substance. The Parties agree that such appropriate time shall be approximately [*].

4.2.2.	Binding Portion of Detailed Forecast Schedule

The first [*] of each Detailed Forecast Schedule regarding VERSARTIS’ requirements for Drug Substance shall, provided (unless BI agrees otherwise in writing) that the then-applicable Maximum Capacity Reservation for such period is not exceeded, be considered binding on both Parties for the quantities (in BDS Batches) of Drug Substance specified in such Detailed Forecast Schedule for each such quarter, and may not be varied by either Party. If VERSARTIS wishes to increase the quantities of Drug Substance to be delivered for any quarter such binding portion of a particular Detailed Forecast Schedule, the Parties shall negotiate in good faith regarding whether BI shall be able to manufacture the requested amounts of BDS Batches in excess of such binding portion of the Detailed Forecast Schedule; however, BI shall not have any obligation to manufacture in excess of the binding portion of the then-applicable Detailed Forecast Schedule.

4.2.3.	Increase or Reduction of Quantities set forth in the [*] of each Detailed Forecast Schedule

VERSARTIS and BI each acknowledge and agree that the [*] of each Detailed Forecast Schedule shall have a partly binding character as follows:  VERSARTIS may decrease or increase the quantities of Drug Substance set forth in the [*] of each Detailed Forecast Schedule within a maximum range of [*], but beginning [*] after Launch (i.e. [*]) VERSARTIS may decrease or increase the quantities only [*], compared to the last Detailed Forecast Schedule submitted. For clarity, beginning with [*], such [*] shall become binding after BI has been notified of such increase or decrease.

4.2.4.	Nonbinding Portions of the Detailed Forecast Schedule

VERSARTIS and BI each acknowledge and agree that the [*] of any Detailed Forecast Schedule are nonbinding and are for planning purposes only, and that VERSARTIS can adjust the quantities set forth in such time periods in any subsequent Detailed Forecast Schedule at any time without consequences.

For illustration purposes only, the binding, partially binding, and nonbinding portions of conceptual Detailed Forecast Schedules for Drug Substance are displayed in the table below. It is assumed that the first commercial supply shall take place in year [*].

[*]

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4.3	Forecasting Procedure for Drug Product
4.3.1.

For Drug Product the Drug Product PFS fill lot (each, a “PFS Fill Lot”) size shall be approximately [*] individual PFS units per PFS Fill Lot ([*]). The Parties agree, that, [*]. However, [*].  VERSARTIS shall notify BI in the Detailed Forecast Schedule for DP about the PFS Fill Lot size [*]. [*]. [*] after the Production of the Drug Product PPQ Runs, VERSARTIS shall notify BI about [*] PFS Fill Lot size [*] PFS filling [*] starting with [*].

4.3.2.	Filling of PFS shall support [*], overfill fixed with [*].

This results in total PFS filling [*] and agreed variances of:

[*]

Filling of [*].

4.3.3.

At the Effective Date, VERSARTIS shall submit to BI a rolling [*] forecast (“Detailed Forecast Schedule for DP”) with VERSARTIS’ requirements for Drug Product, with each such Detailed Forecast Schedule for DP specifying, [*], the amounts (in Drug Substance Batches) [*] Drug Product that are forecasted to be delivered [*], and the Detailed Forecast Schedule for DP shall be updated on a rolling [*] basis no later than within the [*] day of each calendar quarter. The first [*] Detailed Forecast Schedule for DP shall be [*]. The [*].  The Parties shall discuss [*].  The forecast of the ordered amount of Drug Product [*] shall always be multiples (that is, one or more) of a lot size of a fill lot, which is [*].

4.3.4.	Firm and Flexible Parts of the Forecast

In any particular Detailed Forecast Schedule for DP, the amounts of Drug Product for commercial use forecasted for the [*] under the Detailed Forecast Schedule for DP are deemed binding commitments for such amounts, [*]; [*] shall be partly binding and can be changed [*], but beginning [*] after Launch (i.e. [*]) VERSARTIS may decrease or increase the quantities [*], compared to the last Detailed Forecast Schedule for DP submitted. For clarity, beginning with [*], such [*] shall become binding after BI has been notified of such increase or decrease. [*] shall be flexible and for information only.

For illustration purposes only, the binding portion, partially binding portion, and flexible portions of each Detailed Forecast Schedule for DP to be submitted ([*]) by VERSARTIS for forecasts of Drug Product orders is displayed in the table below. It is assumed that the first commercial supply shall take place in [*].

[*]

4.3.5.

VERSARTIS acknowledges and agrees that the availability of sufficient released Drug Substance in inventory at the Facility is a condition for BI to meet VERSARTIS’ requirements of manufacture and supply of Drug Product under the then-applicable Detailed Forecast Schedule for DP. VERSARTIS will [*], as well as [*].

4.3.6.	Non-cancellable costs for Drug Product

VERSARTIS acknowledges and agrees that in case that the total amount of Drug Product ordered by VERSARTIS via Purchase Orders in a given calendar year is lower than the amount of Drug Product in the firm period of the Detailed Forecast Schedule for DP applicable to such year, VERSARTIS shall bear any non-cancellable costs BI has incurred sourcing Raw Materials and Covered Materials used to manufacture Drug Product in accordance with the Detailed Forecast Schedule for DP.

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4.3.7

If VERSARTIS decides to change the Drug Product container/closure from PFS to vials or to have Drug Product filled into vials and PFS, for initial commercialization, and notifies BI of such decision, then any use of the word “PFS” in this Agreement shall be replaced with the words “PFS and/or vial”. VERSARTIS may make such decision at its own discretion, however, not later than March 31, 2017. Appendix 4, Manufacturing Process for Drug Substance and Drug Product, Appendix 5, Specifications for Drug Substance and Drug Product and Appendix 8, List of Raw Materials and Covered Materials for the Manufacture of Drug Substance and Drug Product, will be amended to include the relevant information relating to vials no later than [*] after BI has been notified by VERSARTIS.

4.4	Adjustments in case of Delay of Marketing Approvals

In the event that VERSARTIS is unable to timely obtain marketing approval for the Product in any part of the Territory, VERSARTIS and BI shall negotiate in good faith an adjustment to the Detailed Forecast Schedule for Drug Substance and/or Drug Product downward; provided, that if such lower Detailed Forecast Schedule falls below the Minimum Requirements for the binding portion of the forecast for Drug Substance and/or Drug Product, then VERSARTIS shall be responsible for the Non-Utilization Fee during the then-current binding portion of the Detailed Forecast Schedule (to the extent VERSARTIS does not actually order at least the Minimum Requirements of Drug Substance and/or Drug Product in the applicable calendar year), but the Parties shall discuss and adjust the Minimum Requirements for non-binding portions of the Detailed Forecast Schedule and thereafter, to be consistent with VERSARTIS’ then-current projections for its Drug Substance and/or Drug Product requirements based on such delays in obtaining marketing approval.

4.5	Carryover of Forecast, Ordering Procedure
4.5.1.	Carryover of Forecast

If VERSARTIS does not provide any updated Detailed Forecast Schedule for Drug Substance and/or Drug Product as required under Section 4.2.1 or 4.3.3 respectively, then the last applicable Detailed Forecast Schedule previously provided by VERSARTIS shall be deemed to be the latest forecast provided by VERSARTIS as required by Section 4.2.1 or 4.3.3 respectively and shall be treated accordingly.

4.5.2.	Issuance of Purchase Orders for Drug Product

Purchase Orders shall be issued for transaction purposes. VERSARTIS shall issue a Purchase Order for Drug Product in writing for the amounts equal to the binding portion of the then-applicable Detailed Forecast Schedule for DP no more than [*]. However, any failure to do so by VERSARTIS does not relieve VERSARTIS of its obligations as regards to the purchase and payment of the Drug Product subject to such binding portion of the Detailed Forecast Schedule for DP. The aforesaid process shall also apply to [*].

4.5.3.	Issuance of a Purchase Order for Drug Substance

Only in the event that Drug Substance is intended to be transferred into consignment stock, and VERSARTIS has received written information by BI of such transfer at least [*] prior to such transfer, VERSARTIS shall place Purchase Orders for Drug Substance no less than [*] prior to such transfer. However, any failure to do so by VERSARTIS does not relieve VERSARTIS of its payment or other obligation for such Drug Substance as stipulated in Section 5.2.1.

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4.5.4.

Each Purchase Order for Drug Product shall specify the expected PFS Fill Lot(s) completion date as well as any related instructions. Within [*] after receipt of a Purchase Order issued, BI shall confirm to VERSARTIS its receipt of any Purchase Order compliant with the Detailed Rolling Forecast for DP, and the agreed upon PFS Fill Lot(s) completion schedule. In no case shall the PFS Fill Lot(s) completion, for any PFS Fill Lot(s) ordered, deviate from the agreed upon PFS Fill Lot(s) completion date by more than [*].  Failure of BI to confirm receipt of a Purchase Order shall not relieve BI of its obligation to manufacture and deliver the ordered PFS Fill Lot(s) unless the Purchase Order conflicts with or deviates from the Detailed Rolling Forecast Schedule for DP.  However, such conflict or deviation shall not relieve BI of its obligation to manufacture and deliver the amount of DP in the Detailed Forecast Schedule for DP.

4.5.5.

BI will commit to supply Drug Product, subject to the ordering mechanism set forth in this Section 4, and provided that such obligation shall not apply to the extent that the amount of Drug Product ordered in such Purchase Orders exceeds the amount of Drug Substance in inventory (including consignment stock) at the applicable time.

5.	Storage, Consignment Stock and Inventory
5.1	Storage of Product / Materials
5.1.1.

The amount of Drug Substance stored at BI at any time shall be limited to the Maximum Capacity Reservation of the respective year or [*] Batches of Drug Substance whatever is lower. In addition, BI will agree to use commercially reasonable efforts to manufacture amounts of Drug Substance ordered in excess of the Maximum Capacity Reservation for a particular calendar year, in the event that such amounts of Drug Substance are expected to be converted by BI to Drug Product within [*].

5.1.2.

In addition to the above, inventory and safety stock for Drug Substance shall be [*] Drug Substance Batches released (translates into [*] kgs of Drug Substance assuming [*] kgs of Drug Substance per Batch) by VERSARTIS (Customer Release) per year end.

5.1.3.

In general BI will fill, perform the Manufacturer’s Release and ship Drug Product to VERSARTIS together with the invoice. If requested by VERSARTIS, BI shall provide up to [*] of storage of Manufacturer’s Released Drug Product. VERSARTIS is obligated to send shipping authorization within such [*]. In case such shipping authorization is not received by BI within such timeframe BI may store Drug Product offsite at VERSARTIS’ cost and risk.

5.1.4.	BI’s responsibility to keep and store the Product (if any) and/or any materials received or generated under this Agreement shall terminate [*] after expiration or termination of this Agreement.
5.2	Consignment Stock
5.2.1.

In the event a particular full BDS Batch is stored by BI longer than [*], BI shall have the right to [*] transfer such BDS Batch into a consignment stock. In such case, risk of loss shall be transferred to VERSARTIS at the time of transfer of the Product into consignment stock, i.e. BI’s dispatch of an invoice for such Drug Substance. VERSARTIS shall insure Drug Substance. Notwithstanding the foregoing, Drug Substance transferred into a consignment stock will remain in BI’s Quality System, and BI shall use good faith, diligent efforts to protect such BDS Batch from all harm, damage and loss in accordance with BI’s and or its

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Affiliated Companies’ internal SOPs. For clarity, this Section shall not apply for partial BDS Batches where a portion of Drug Substance was used to manufacture Drug Product.

5.2.2.	The oldest BDS Batch in inventory (including in the consignment stock) based on manufacturing date shall be the first BDS Batch used for the filling of Drug Product in PFS.

5.2.3.	[*] per calendar year, VERSARTIS shall have the right to audit BI RCV’s and/or BI Pharma’s consignment stock storage of VERSARTIS’ BDS Batches for inventory purposes only.

5.2.4.

With respect to Drug Substance that is stored in the consignment stock as provided above, BI agrees that it will provide to VERSARTIS fill and finish services in order to manufacture Drug Product, using such Drug Substance, as provided in Section 4.3 above, pursuant to Purchase Orders submitted as provided in Section 4.5 above. The price to be charged by BI for such services shall be the Purchase Price for such Drug Product plus any costs for Raw Materials and/or Covered Materials, less the amount paid by VERSARTIS for such Drug Substance, pursuant to Section 5.2.1, used in such Drug Product.  In case of loss (excluding fill line & compounding loss) of Drug Substance during such Drug Product fill and finish services using Drug Substance from consignment stock, and in case of Obvious Defects or Latent Defects regarding Drug Product filled from Drug Substance from consignment stock, the following provisions shall apply:

•

If such loss of Drug Substance or defect of Drug Product occurs without any fault of BI or its Affiliated Companies (no negligence, recklessness or wilful misconduct on BI’s (or its Affiliated Company’s) part) BI shall not be liable to replace Drug Substance and/or Drug Product [*].

•

If such loss of Drug Substance or defect of Drug Product occurs due to BI’s (or its Affiliated Company’s) negligent behaviour, BI shall bear [*] of cost for the replacement of such Drug Substance and/or Drug Product manufactured with Drug Substance stored in consignment stock (including the costs of Raw Materials and /or Covered Materials used in the manufacture of such Batch).

•

If such loss occurs due to BI’s (or its Affiliated Company’s) gross negligence, recklessness, or wilful misconduct, BI shall bear [*] of cost for the replacement of such Drug Substance and/or Drug Product manufactured with Drug Substance stored in consignment stock (including the costs of Raw Materials and /or Covered Materials used in the manufacture of such Batch).

For the avoidance of doubt, any liability of BI for any wilful loss or damage of such Drug Substance shall not be limited hereby.

5.3	Inventory
5.3.1.

The storage of Drug Substance inventory (that is, Drug Substance released after manufacture hereunder) at BI shall continue throughout the Term of the Agreement. The storage facility will meet cGMP standards and if not within BI, will be at a qualified vendor for which BI is responsible. Prior written approval is required by VERSARTIS if Drug Substance inventory is to be stored offsite.

5.3.2.

BI shall hold appropriate insurance, in amounts typical for the industry for the value of similar pharmaceuticals, for the work-in-progress and Batches that are stored on site at a Facility until the end of the agreed storage period, however, no longer than until Drug Substance is transferred into consignment stock. Thereafter, the risk of loss of the Drug Substance shall be borne by VERSARTIS.  Starting with the beginning of the consignment stock, or in the event

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that delivery of any Drug Substance is not commenced by VERSARTIS by the agreed upon delivery date(s), BI may charge VERSARTIS for any continued storage of the Drug Substance at the Facility. Such additional storage fees shall be equal to [*], which shall be invoiced by BI on a monthly basis or as agreed upon between the two Parties, and shall be paid by VERSARTIS within [*] of VERSARTIS’s receipt of the applicable invoice.

6.	Delivery Terms of Product for Commercial Use

6.1	Delivery
6.1.1.

BI shall deliver to VERSARTIS the agreed amounts of Drug Product produced according to the binding part of the Detailed Forecast Schedule for DP at the Purchase Price set forth in Appendix 3. Delivery of Drug Product by BI shall be made [*] (Incoterms 2010) according to the dates specified in the Purchase Order for Drug Product. BI shall package and arrange for shipment of Drug Product to the delivery address specified by VERSARTIS, all in accordance with the instructions of VERSARTIS, provided that VERSARTIS holds harmless and indemnifies BI from any damages or third party claims arising out of such arrangements for shipment of Drug Product in accordance with VERSARTIS’ instructions. Each shipment of Drug Product will include a Certificate of Analysis, a Confirmation of Compliance and other documentation as stipulated in the QAA. All Production and delivery of the Drug Product shall be subject to quality and other provisions set forth in the QAA. The Parties shall cooperate reasonably to obtain all customs licenses or permits necessary to ship the Drug Product (the evaluation of which customs licenses or permits required shall be performed by VERSARTIS). VERSARTIS is responsible for export control compliance.

6.1.2.

Upon request, BI shall provide VERSARTIS with samples of released Drug Substance or Drug Product (as applicable) that is and has been in custody and control of BI or its designee after Manufacturer’s Release, to allow VERSARTIS to analyse such samples. For clarity, such analysis or testing shall not modify or relieve the Parties of any other obligations under this Agreement, including, e.g., BI’s responsibility for failed Batches and obligations to replace defective Drug Product in accordance with Section 6.1.4 (c).

6.2	Export Control

VERSARTIS agrees and understands that the Product or samples thereof provided by or on behalf of BI may be subject to trade restrictions (e.g. export license requirements, sanctions programs in terms of embargoes or sanctioned party lists) by the applicable laws of  the EU and the USA as well as international laws (hereinafter “Export Control Regulations”) imposing restrictions on trade including export, re-export, transfer, disclosure, supply or comparable transaction, regardless of the way of provision to other countries or parties. VERSARTIS shall comply with all such Export Control Regulations. In particular, VERSARTIS shall not, without first obtaining permission to do so from the appropriate authorities, (i) provide any such Product or samples  thereof to any country, person or other party that is ineligible to receive such Product or samples thereof under the Export Control Regulations (hereinafter “Embargoed Country or Embargoed Party”); or (ii) provide any Product or samples thereof to a person or other party if VERSARTIS knows or has reason to assume that such person or other party intends to provide the Product or samples thereof to any such Embargoed Country or Embargoed Party, or intends to use or allow others to use the Product or samples thereof for activities related to military or otherwise restricted use. VERSARTIS shall cooperate fully with BI in any official or unofficial audit or inspection related to this Agreement in connection with any Export Control Regulations.

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6.3	Defects

a.

VERSARTIS shall use reasonable efforts to examine all Product delivered under this Agreement as soon as practicable after receipt. VERSARTIS shall notify in writing BI of Obvious Defects in the delivered Product within [*] days after the date of delivery, otherwise, the Product inspected shall be considered free of any Obvious Defects as between BI and VERSARTIS.

b.

VERSARTIS shall provide BI with notice of Latent Defects within [*] days as of VERSARTIS’ awareness thereof, however in any case within [*] as of delivery of the Product, otherwise, such Product shall be considered free of any Latent Defects as between BI and VERSARTIS.

c.

If VERSARTIS determines after reviewing the relevant documentation and performing reasonable testing within the applicable period that any Drug Product Batch does not meet the Specifications and/or breaches the Product Warranty, then, the Parties will mutually agree, as promptly as reasonably possible, either: (i) produce a new Drug Product Batch [*] used in the manufacture of such Drug Product Batch, provided that, if it is legally permitted and also reasonably practicable, BI shall in the alternative, and provided that VERSARTIS consents, such consent not to be unreasonably withheld, delayed or conditioned, rework or reprocess the Drug Product Batch, at BI’s cost and expense, so that the Drug Product Batch (x) can be deemed to have been manufactured in compliance with cGMP and the agreed Master Batch Record, and (y) conforms to the Specifications and complies with the Product Warranty, or (ii)  refund to VERSARTIS the [*] for such non-conforming Product, or if payment has not already made, [*].   If the remedy set forth in either (i) or (ii) is agreed to be performed by BI, then the Parties shall agree in good faith on the timelines for such resupply or rework. If the Parties do not agree, then VERSARTIS can request BI to produce a new Drug Product Batch [*] used in the manufacture of such Drug Product Batch. For the sake of clarity, defective Drug Product manufactured using Drug Substance that has been transferred into consignment stock shall be subject to Section 5.2.4.

d.	Retesting of Samples; Dispute related to (alleged) Obvious or Latent Defects

In the event VERSARTIS rejects Product for Obvious Defects or Latent Defects, BI shall have the right to sample and retest the Product, which shall be done as soon as practicable at its expense. In the event of a discrepancy between VERSARTIS’ and BI’s test results such that one Party’s results fall within the Specifications and in compliance with the Product Warranty, and the other Party’s test results fall outside the Specifications and/or do not comply with the Product Warranty, or there exists a dispute over whether such failure is due (in whole or in part) to acts or omissions of VERSARTIS or any third party after delivery, the Parties shall cause a testing laboratory agreeable to both Parties ([*]) to perform comparative tests and/or analyses on samples of the alleged defective Product. The testing laboratory’s results shall be in writing and shall be final and binding save for manifest error on the face of its report. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the Party against whom the testing laboratory result finally rules and [*]. The testing laboratory shall be required to enter

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into written undertakings of confidentiality and non-use no less burdensome than set forth or referred to by this Agreement.

e.

BI shall provide reasonable notice to VERSARTIS of BI’s intent to destroy properly rejected Product and shall do so, unless otherwise instructed by VERSARTIS in writing.  VERSARTIS shall have the right to make further use of any rejected Product for research and development purposes only, provided that such use does not violate any applicable laws and in no event for human use.  In the event that VERSARTIS desires the use of such rejected Product, VERSARTIS shall pay for any Raw Materials and/or Covered Materials used in the manufacture of such rejected Product. BI SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO ANY REJECTED PRODUCT USED BY, OR AT THE DIRECTION OF VERSARTIS SUBSEQUENT TO SUCH REJECTION.

6.4	Product Warranty
6.4.1.

BI hereby represents and warrants (the “Product Warranty”) to VERSARTIS that, at the time of Manufacturer’s Release, the Drug Product:  (a) shall have been manufactured in accordance with cGMP; (b) shall comply with the Specifications; and (c) shall not be adulterated or misbranded.

6.5	Replacement Time Periods for Defective Product

BI shall replace defective Product within the time periods set forth in the table below.

Replacement time periods for defective Product commence on the date that VERSARTIS notifies BI pursuant to Section 6.1.4 (a) or (b) about an Obvious Defect or Latent Defect and ends on the date of delivery of replacement of Drug Product.

[*]	[*]
[*]	[*]
[*]	[*]

[*].

6.6	Failure to Supply
6.6.1.

In the event BI is not able to supply, or reasonably anticipates that it will not be able to supply, the quantities of Product firmly ordered by VERSARTIS for any reason, including without limitation force majeure according to Section 14.1, BI shall (i) without undue delay provide a written notice (e-mail or telefax sufficient) to VERSARTIS stating in reasonable detail the cause of such supply inability and the proposed remedial measures, the date such inability is expected to end and the amount of Product then available for delivery, (ii) re-schedule its manufacturing schedule at the Facility to address VERSARTIS’ urgent needs for Product taking into account its and its Affiliated Companies entire contract manufacturing business and commitments towards any third parties, and (iii) use all commercially reasonable efforts to supply such ordered Product as soon as practicable.

6.6.2.

In the event that BI cannot timely deliver [*] of Drug Product set forth in any VERSARTIS Purchase Order in accordance with the Detailed Rolling Forecast Schedules for DP, then a Supply Interruption shall be deemed to have occurred. In the event that the Supply Interruption continues, and has not been fully cured (i.e., the shortfall(s) in the delivery of Drug Product ordered under Purchase Orders have been fully resolved by delivery to VERSARTIS), for [*], and provided that such Supply Interruption is not caused by a failure of

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VERSARTIS to fulfil its obligations under this Agreement, a Supply Failure shall be deemed to have occurred. In the event of a Supply Failure, BI shall within [*] from the beginning of the Supply Failure prepare an action plan setting forth a proposal to determine the root cause of the Supply Failure and remediation actions for the Supply Failure. The action plan shall then be presented to the Joint Steering Committee within such [*] period. The Joint Steering Committee may accept, modify or reject such action plan. Provided that the action plan includes at least the restart of Production and Manufacturer’s Release of Drug Substance within [*] from its presentation to the Joint Steering Committee, VERSARTIS’s consent shall not be unreasonably withheld or delayed. In the event the Joint Steering Committee cannot agree upon the proposed (or modified) action plan, the matter shall be escalated to the senior management of the Parties.  A Supply Failure or Supply Interruption shall relieve VERSARTIS of any Minimum Requirements and any fees for purchasing below minimum amounts until the Supply Failure is fully resolved and cured. A Supply Failure, which has not been resolved after the [*] period described above, shall be deemed to be a material breach, unless it is due to a case of force majeure according to Section 14.1.

6.7	Ownership and Title to Product

6.7.1.

VERSARTIS shall obtain title to and own Drug Product delivered hereunder immediately upon payment of the invoice for such Product, and the risk of loss of Drug Substance and Drug Product will remain with BI until delivery of Drug Product, at which point the risk of loss for Drug Product passes to VERSARTIS.

6.7.2.	For the event Drug Substance is transferred into consignment stock, VERSARTIS shall obtain title to and own Drug Substance immediately upon payment of the invoice for such Drug Substance.

7.	Representations, Warranties and Indemnification
7.1	Mutual Representations, Warranties and Covenants

Mutual Representations

Each Party hereby represents and warrants to the other Party as follows:

a.	it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation; and

b.	the execution, delivery and performance of this Agreement by such Party has been duly authorized by all requisite corporate action; and

c.	it has full corporate authority to enter into this Agreement, and the Agreement is binding upon it in accordance with its terms; and
d.	execution and performance of such Party’s obligations hereunder shall not constitute a breach of any other agreement to which such Party is a party to.
7.2	VERSARTIS Warranties

VERSARTIS hereby represents and warrants that:

a.	VERSARTIS has the right to provide the Material, the VERSARTIS Intellectual Property and all VERSARTIS Confidential Information under this Agreement for the

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purposes provided hereunder, and to the best of its Knowledge at the Effective Date that there are no third party rights that will be infringed or violated by such supply or use thereof (as permitted in this Agreement) to and by BI and its Affiliated Companies; and

b.

VERSARTIS is not aware of any special or unusual hazards involved in handling the Material and/or Product that it has not disclosed to BI; it will inform BI immediately of any such special or unusual hazards that it becomes aware of after the Effective Date; and

c.

to the best of its Knowledge at the Effective Date the Material and the Process, as well as after completion of the PPQ Runs the Manufacturing Process, and their respective use by BI and its Affiliated Companies do not infringe the intellectual property rights of any third party (provided that the foregoing warranty does not apply to any aspects of the Process or Manufacturing Process developed by BI or its Affiliated Company), and it will promptly notify BI in writing should it become aware of any claims by a third party asserting such infringement, or of any third party intellectual property rights that would be infringed by the Material, the Manufacturing Process and their use by BI and its Affiliated Companies; and

d.

VERSARTIS will not use any BI general analytical methods (not Product specific), Master Batch Records, Batch Records, BI’s standard operating procedures employed or generated in the manufacture of the Product, information related to the Facility, equipment and utilities, which were disclosed by BI to VERSARTIS, for any research and development purposes outside the scope of this Agreement, or the manufacture and testing of Product and/or any other products being developed by VERSARTIS.

For avoidance of doubt, all VERSARTIS liability or indemnification obligations that might result from the representations and warranties under this Section 7.3 are always subject to the limitations set forth in Section 8.2 of this Agreement.

7.3	BI Warranties

BI hereby represents and warrants that:

a.	BI is entitled to use the Facility and BI Confidential Information, for Production purposes set forth in this Agreement; and

b.

BI at the Effective Date has no Knowledge of any special or unusual hazards that would arise as a result of its Production as planned; it will disclose to VERSARTIS promptly any such hazards that it becomes aware of after the Effective Date; and

c.

at the Effective Date, it has not been debarred, nor to the best of its Knowledge is it subject to a pending debarment, and during this Agreement it will not use in any capacity in connection with the Production services and work under this Agreement any person who has been debarred pursuant to section 306 of the FDCA, 21 U.S.C. § 335a, or under any equivalent law or regulation in any country or jurisdiction, or who is the subject of a conviction described in such section. BI agrees to notify VERSARTIS in writing immediately if it comes to its knowledge that BI, its Affiliated Company, or any person who is performing any Production services or work is debarred or is the subject of a conviction described in section 306 or any such equivalent law or regulation, or if any action, suit, claim, investigation, or proceeding is pending, or to BI’s knowledge, is threatened, relating to the debarment or

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conviction of BI or its Affiliated Company or any person performing such services or work under this Agreement; and

d.

to the best of its Knowledge, at the Effective Date, its performance of all Production and supply activities under this Agreement, including but not limited to its use of the BI Confidential Information and related Intellectual Property does not and will not infringe or violate valid intellectual property or other rights of any third party, and it will promptly notify VERSARTIS in writing should it become aware of any claims asserting such infringement or violation or of any third party intellectual property or other rights that would be infringed by the use of BI Confidential Information and/or other Intellectual Property, and/or its use in the Manufacturing Process or any Production activities; and

e.

at the Effective Date no third party has asserted any claim or lawsuit against BI or its Affiliated Company claiming infringement or violation of any Intellectual Property or other right owned or controlled by a third party with relation to any use of BI Confidential Information and/or Intellectual Property or any part or component thereof; and

f.

all Product will be manufactured and stored at the Facilities in accordance with cGMP and on the date of the Manufacturer’s Release, shall comply with the Product Warranty, with the exception of [*], which shall [*]. For clarity, the Parties acknowledge that [*].

For avoidance of doubt, all BI liability or indemnification obligations that might result from the representations and warranties under this Section 7.3 are always subject to the limitations set forth in Section 8.2 and 8.5 of this Agreement.

7.4	Disclaimer of Warranties

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY, AND HEREBY DISCLAIMS ALL, WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER, INCLUDING AS TO ANY INTELLECTUAL PROPERTY, TECHNOLOGY, RIGHTS, RESULTS OF THE ACTIVITIES UNDER THIS AGREEMENT, SAMPLES, THE VERSARTIS MATERIALS OR OTHER SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8.	Liability, Indemnification, Limitations and Insurance
8.1	General

BI has no knowledge or awareness of or control over the manner in which VERSARTIS intends to use the Product supplied hereunder and in particular does not know or control how VERSARTIS intends to use such Product. Therefore, BI’s liability is limited as set forth in the following provisions of this Section 8.

8.2	Disclaimer of Certain Damages

EXCEPT AS OTHERWISE PROVIDED BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT,

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EXEMPLARY, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, IRRESPECTIVE OF THE THEORY OF LIABILITY, ARISING FROM OR RELATED TO THE BREACH OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS FOR DAMAGES BASED UPON LOST PROFITS FOR SALES TO THIRD PARTIES OR AFFILIATES, LOSS OF REPUTATION, LOSS OF MARKET SHARE, LOSS OF BUSINESS OPPORTUNITY OR LOSS OF GOOD WILL (COLLECTIVELY, “CONSEQUENTIAL DAMAGES”), (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES). FOR CLARITY, THE FOREGOING SHALL NOT LIMIT IN ANY WAY EACH PARTY’S OBLIGATIONS AND LIABILITY TO THE OTHER PARTY FOR ANY CONSEQUENTIAL OR OTHER DAMAGES THAT ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION PURSUANT TO SECTION 8.4 AND 8.5.

8.3	Liability between the Parties and Indemnification obligations
a.	Indemnity by BI:

Subject to the limitations set forth in Section 8.2 and Section 8.5, BI shall only be liable for any losses, damages, costs or expenses including without limitation, reasonable attorney’s fees of any nature (“Losses”) incurred or suffered directly by VERSARTIS; and indemnify, defend and hold harmless VERSARTIS, its Affiliated Companies and its and its Affiliated Companies’ Representatives (the “VERSARTIS Indemnitees”) from and against any and all Losses that result from any third party claims, actions and suits (“Claims”) against any VERSARTIS Indemnitee to the extent such third party Claims are arising from or based upon:

(i) [*], or

(ii) [*], or

(iii) [*].

in each case except to the extent such third party Claims and Losses result from

aa. [*]; or

bb.	[*]; or

cc.	[*].

In addition, the Parties agree that the only remedies for any damages to the Product itself due to a negligent or wilful breach of BI’s warranty given in Section 7.3 (f) shall be the remedies set forth in Section 6.1.4 (c).

b.	Indemnity by VERSARTIS:

Subject to the limitations set forth in Section 8.2 , VERSARTIS shall only indemnify, defend and hold harmless BI, its Affiliated Companies and its and its Affiliated Companies’ representatives (the “BI Indemnitees”) from and against any Losses that result directly from any third party Claims against BI Indemnitees to the extent such Losses and third party Claims are:

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(i) [*]; and/or

(ii) [*]; and/or

(iii) [*]; and/or

(iv) [*]

(v) [*];

in each case except to the extent that any such third party Claims and/or Losses result from:

aa.	[*]; or

bb.	[*]; or

cc.	[*].

[*] shall be exempted from its indemnification obligations due to the exceptions listed above in subsections 8.3 (b) (v) (aa), (bb) and (cc) only up to the amounts of [*] indemnification obligations set forth in Section 8.5 below. Once [*] liability and indemnification obligations set forth in this Agreement have been exceeded for a certain calendar year, the exceptions listed above in subsections 8.3 (b) (v) (aa), (bb) and (cc) no longer apply for such calendar year.

8.4	Indemnification Procedure
a.

To be eligible to be indemnified under Section 8.3, the Party having a right to be (or to cause its Affiliated Company to be) indemnified (“Indemnitee”) shall provide the indemnifying party (“Indemnitor”) with prompt notice of the third party Claim giving rise to the indemnification obligation pursuant to Section 8.3 and shall provide the Indemnitor the exclusive right to defend (including the Indemnitee providing Indemnitor with all reasonable cooperation and assistance in such defense of the Indemnitee against such Claim and all related Losses) or settle any such Claim; provided, however, that the Indemnitor shall not enter into any settlement that admits fault, wrongdoing or damages without the Indemnitee’s written consent, such consent not to be unreasonably withheld, delayed or conditioned, or that causes the Indemnitee (or any indemnified party) to be liable to pay any damages or other amounts. The Indemnitee shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any such Claim that has been assumed or defended by the Indemnitor, at Indemnitee’s cost, and provided that Indemnitor shall at all times retain control of the defense (except as may otherwise be agreed by the Parties in writing). For the avoidance of doubt, BI’s indemnification obligations under Section 8.3 (a) shall only apply up to the amounts of BI’s indemnification obligations set forth in Section 8.5 below.

b.

In the event that Parties are held jointly liable for any third party Claims or any Losses based on such Claims, the Party that satisfies or pays to such third party such Losses may demand reimbursement by such other Party for its reasonable share of such Losses, according to the proportions each Party has contributed to the occurrence of

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such third party Claim and Losses provided, however, that BI shall (i) only be obligated to compensate VERSARTIS within the limitations of BI’s liability and indemnification obligations set forth in Sections 8.2 and 8.5 of this Agreement and (ii) be indemnified for any amounts that exceed the limits of BI’s liability and indemnification obligations set forth in this Agreement.

8.5	Limitation of Liability and Indemnification Obligations
8.5.1.

WITH THE EXCEPTION OF INTENTIONAL MISCONDUCT OF BI OR ITS RESPECTIVE REPRESENTATIVE(S) OR WHERE A LIMITATION OF LIABILITY AND/OR A LIMITATION OF INDEMNIFICATION OBLIGATIONS IS NOT PERMITTED UNDER APPLICABLE LAW, FOR WHICH CASES THERE SHALL BE NO LIMITATION OF LIABILITY OR INDEMNIFICATON OBLIGATIONS, ANY AND ALL LIABILITY AND/OR INDEMNIFICATION OBLIGATIONS OF BI UNDER THIS AGREEMENT, IRRESPECTIVE OF THE THEORY OF LIABILITY, WHETHER ARISING FROM OR RELATED TO A BREACH OF THIS AGREEMENT, TORT OR OTHERWISE

(A)	IN CASES OF NONCULPABLE BREACH OF CONTRACT SHALL BE LIMITED TO
a.

[*] PERCENT ([*] %) OF THE AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI IN THE RESPECTIVE CALENDAR YEAR UNDER THIS AGREEMENT (EXCLUDING PASS THROUGH COSTS FOR EQUIPMENT) FOR ALL LOSSES  AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH A PERSONAL INJURY AND

b.

[*] PERCENT ([*]%) OF SUCH AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI FOR ALL LOSSES AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH OR BASED UPON OR RELATED TO A BREACH OF BI’s WARRANTIES STIPULATED IN SECTION 7.3(A), (D), AND (E).

(B)	IN CASES OF NEGLIGENCE SHALL BE LIMITED TO
a.

[*] PERCENT ([*] %) OF THE AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI IN THE RESPECTIVE CALENDAR YEAR UNDER THIS AGREEMENT (EXCLUDING PASS THROUGH COSTS FOR EQUIPMENT)  FOR ALL LOSSES AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH THIS AGREEMENT AND

b.	[*] PERCENT ([*]%) OF SUCH AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI FOR ALL LOSSES AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH A PERSONAL INJURY AND
c.

[*] PERCENT ([*]%) OF SUCH AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI FOR ALL LOSSES  AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH OR BASED UPON OR RELATED TO A BREACH OF BI’s WARRANTIES STIPULATED IN SECTION 7.3(A), (D), AND (E).;

(C)	IN CASES OF GROSS NEGLIGENCE SHALL BE LIMITED TO

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a.

[*] PERCENT ([*]%) OF THE AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI IN THE RESPECTIVE CALENDAR YEAR UNDER THIS AGREEMENT (EXCLUDING PASS THROUGH COSTS FOR EQUIPMENT) FOR ALL LOSSES AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH THIS AGREEMENT; AND

b.	[*] PERCENT ([*]%) OF SUCH AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI FOR ALL LOSSES AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH A PERSONAL INJURY; AND
c.

[*] PERCENT ([*]%) OF SUCH AGGREGATED ANNUAL AMOUNT PAID/ TO BE PAID BY VERSARTIS TO BI FOR ALL LOSSES AND CLAIMS OCCURED IN SUCH CALENDAR YEAR IN CONNECTION WITH OR BASED UPON OR RELATED A BREACH OF BI’s WARRANTIES STIPULATED IN SECTIONS 7.3(A), (D), AND (E).

IF THERE ARE LOSSES AND/OR CLAIMS ACCORDING TO SECTIONS 8.5.1 A), (B) AND/OR (C) IN THE RESPECTIVE CALENDAR YEAR ALL LOSSES AND CLAIMS SHALL COUNT TOWARDS THE FOREGOING LIMITATION UNDER SECTION 8.5.1(C). FOR THE AVOIDANCE OF DOUBT, LOSSES AND CLAIMS RESULTING FROM AN INTENTIONAL MISCONDUCT OF BI SHALL NOT COUNT TOWARDS ANY SUCH LIMITATIONS UNDER SECTIONS 8.5.1(A), (B) OR (C).

In the event that such aggregated annual amount paid/to be paid by VERSARTIS to BI in the respective calendar year cannot be determined because the calendar year has just commenced, the aggregated amount of payments on the moment of the calculation shall be provisionally applicable, but at the completion of the relevant calendar year, an adjustment shall be made considering the total aggregated amounts paid/ to be paid by VERSARTIS in such calendar year under this Agreement.

8.5.2.

Notwithstanding the foregoing and without abrogating the foregoing, any loss or damage to Drug Substance transferred into consignment stock resulting from BI’s negligence, gross negligence or wilful misconduct shall be compensated on a pro rata basis and BI’s liability to VERSARTIS for any such loss or damage shall be limited in accordance with Section 5.2.4. Any compensation paid by BI for lost or damaged Drug Substance under Section 5.2.4 shall count towards the overall caps set forth in Section 8.5.1, except for any compensation for such Drug Substance lost or damaged due to BI’s wilful misconduct which shall not count towards the caps above.

8.5.3.

Notwithstanding the foregoing, the Parties acknowledge and agree that BI does not assume any liability, either directly or by way of indemnification, for any delay in performance of its third party suppliers of packaging material or any non-apparent defects in such packaging materials that are not visible or easily detectable without an analysis in a laboratory, provided that BI uses good faith, diligent efforts to resolve, and minimize damages caused by, any such performance issues.

8.5.4.

For clarification, BI shall be liable and responsible for all activities performed by or omissions by its Affiliated Companies under this Agreement and the QAA, and all actions or omissions of their respective Representatives. Consequently, the Parties agree that any disputes and/or claims made by VERSARTIS relating to or in connection with this Agreement and/or the QAA, including breach thereof shall be made against BI only, and cannot be made against

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BI’s Representatives even if the dispute or claim is based upon an action or omission by BI’s Representatives.
8.6	Insurance

VERSARTIS and BI each shall obtain and maintain during the Term of this Agreement and for a period of [*] years thereafter, liability insurance in amounts that are reasonable and customary in the biopharmaceutical industry for the respective activities and (i.e. BI as CMO and VERSARTIS as sponsor/pharmaceutical company) as to comparable products, at the respective place of business, but no less than [*], and such liability insurance shall insure against all mandatory liability, including liability for personal injury, physical injury and property damage, and [*] for product liability (with the understanding that the foregoing policy minimums shall not act as a “cap” on the appropriate amount of insurance coverage for BI, based upon the requirements that such policy limits conform to what is “reasonable and customary” in the industry). BI shall have the right to self-insure at any time that it can demonstrate it has the financial resources and capabilities to adequately self-insure against the potential liabilities (the published annual report of Boehringer Ingelheim group of companies shall be sufficient), and that such amounts of self-insurance is reasonable and customary in the industry. For the purpose of clarity, VERSARTIS shall be required to insure Product stored in consignment stock at a Facility on VERSARTIS´ behalf.

9.	Intellectual Property
9.1	Existing Intellectual Property Rights
9.1.1.

BI shall have and acquire no rights, title or interest whatsoever in or to any of VERSARTIS   Background IP, except for the limited license rights solely for use in Production of Products by BI and/or BI Affiliated Companies on behalf of VERSARTIS as specifically provided for in this Agreement.

9.1.2.	VERSARTIS shall acquire no rights, title or interest whatsoever in or to any of BI Background IP, except as specifically provided for in this Agreement.
9.2	New Intellectual Property, Results and Licenses
9.2.1.	VERSARTIS

VERSARTIS shall have the exclusive ownership of any Improvements that (i) relate directly to the physical or chemical structure or composition and/or amino acid or DNA sequence of the Product, the biological, chemical and/or pharmaceutical properties of the Product, or the use of the Product, and (ii) do not cover or claim BI Background IP or BI Improvements (collectively, “VERSARTIS Improvements”). VERSARTIS shall control patent prosecution and maintenance thereof. BI agrees to assign and hereby assigns, and hereby covenants that it shall cause its Affiliated Companies to assign, to VERSARTIS all right title and interest it or its Affiliated Company have or may have in any VERSARTIS Improvements. BI shall provide reasonable assistance to VERSARTIS for any action that may be necessary to assign or otherwise transfer any rights to VERSARTIS Improvements contemplated by this Section 9.2.1, including by signing any documents or other instruments to effect or perfect or record such assignments. BI shall notify VERSARTIS within [*] days of becoming aware of such VERSARTIS Improvements.

Additionally, VERSARTIS shall have the exclusive ownership of any Improvements to the Manufacturing Process that result from agreed upon development and/or optimization

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services provided to VERSARTIS either by BI (and/or by its Affiliated Companies) alone or in collaboration with VERSARTIS and/or a third party (“VERSARTIS Manufacturing Process Improvements”). All such VERSARTIS Manufacturing Process Improvements shall be deemed to be included in the ”VERSARTIS Improvements” for all purposes of ownership and assignment obligations under this Section 9.2.1.

9.2.2.	BI

BI shall have the exclusive ownership of any Improvements that are made or invented by BI or a BI Affiliated Company and that (i) [*], and (ii) [*] and (iii) [*]. BI shall control patent prosecution and maintenance thereof. VERSARTIS agrees to assign and hereby assigns to BI all right, title and interest it may have in any BI Improvements. VERSARTIS shall provide reasonable assistance to BI for any action which may be necessary to assign or otherwise transfer such rights to BI Improvements contemplated by this Section 9.2.2.

9.2.3.	Licenses

a.

VERSARTIS hereby grants to BI and BI hereby accepts for the purpose of this Agreement a non-exclusive, non-sublicensable, royalty-free, license during the Term of this Agreement, to use the VERSARTIS Background IP, the Process as initially provided to BI by VERSARTIS under the CSA, the Manufacturing Process, and the VERSARTIS Improvements for the sole purpose to manufacture Product in accordance with this Agreement.

b.

Effective upon expiry or any termination or force majeure event (Section 14.1) of this Agreement by either Party and provided that VERSARTIS has paid all undisputed amounts due under this Agreement, BI grants to VERSARTIS a world-wide, royalty-free, fully paid-up, irrevocable, perpetual, non-exclusive, assignable, transferable, sublicensable (also by first tier sublicencees and their sublicensees) license to any BI Background IP and BI Improvements used by BI in the manufacture of the Product, solely to the extent necessary for VERSARTIS (or its sublicensee) to make, have made, sell, offer for sale, import, use and otherwise lawfully exploit Products.

9.3	Procedure in case of INFRINGEMENT OF A PARTY’S CONFIDENTIAL INFORMATION AND/OR INTELLECTUAL PROPERTY

a.

Each Party shall promptly inform and report in writing to the other Party during the term of this Agreement any actual or reasonably suspected infringement or violation of a third party Intellectual Property Right occurring in the course of the performance of this Agreement of which it becomes aware.

b.

If the Intellectual Property Rights of a Party that relate to Product or manufacture thereof are challenged in any legal or administrative proceeding with regard to validity, non-infringement or enforceability by a third party, such Party shall have the right and option, but not the obligation, to defend any such challenge, and/or to bring an action for, as applicable, invalidation or infringement thereof or declaration with respect thereto, or to defend its rights in such Intellectual Property Rights against any such third party.

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c.

Each Party shall promptly inform and report in writing to the other Party a summary of the status of any infringement or legal proceeding relating to any actions under subclause (b) above that relates to the Product or activities under this Agreement, and the Parties shall mutually provide all reasonable assistance in connection with such legal proceeding or with otherwise resolving such infringement.

d.

The Parties expressly acknowledge and agree that any breach or threatened breach of Section 10 by either Party may cause immediate and irreparable harm to the other Party that may not be adequately compensated by damages.  Each Party therefore agrees that in the event of such breach or threatened breach by the Receiving Party, and in addition to any remedies available at law, the Disclosing Party shall have the right to seek equitable and injunctive relief, without bond, in connection with such a breach or threatened breach.

e.	Each Party which is a party to any legal action under this Section 9.2.4 shall bear its own costs with respect to such action.

10.	Confidentiality

During the term of this Agreement and for a period of [*] years after termination or expiration of this Agreement, each Receiving Party agrees to hold all Confidential Information of the other Party (that is, the Disclosing Party as to such information) in strict confidence, not to disclose any such Confidential Information to any third party (except as may be expressly permitted hereunder or by the Disclosing Party in writing), and to use such Confidential Information only in connection with the performance of its obligations under this Agreement or as permitted under this Agreement. Each Receiving Party shall not use the Disclosing Party’s Confidential Information for any purpose other than as permitted in the preceding sentence, reproduce such Confidential Information, or disclose such Confidential Information to any third party, except to its or its Affiliated Company’s Representatives who have a need to use such Confidential Information to perform Receiving Party’s obligations, or exercise its rights, under this Agreement, or to a potential commercial partner (excluding a Direct Competitor of the Disclosing Party) who is bound to terms of confidentiality at least as strict as those contained herein, without prior approval of Disclosing Party. Specifically, but without limiting the generality of the foregoing, in no event shall the Receiving Party disclose Confidential Information of the Disclosing Party in any patent filings without the prior written consent of the Disclosing Party. Receiving Party agrees to protect Disclosing Party’s Confidential Information with at least the same degree of care as it normally exercises to protect its own proprietary information of a similar nature, but in any case using no less than a reasonable degree of care. Receiving Party shall take all appropriate steps to ensure that all of its or its Affiliated Companies’ Representatives who receive Disclosing Party’s Confidential Information shall be only on a need to know basis, within the scope of this Agreement, and then, only if such persons are bound by obligations of confidentiality and non-use substantially similar to those under this Agreement. Receiving Party shall be liable for any inappropriate or unauthorized use, disclosure or release of Disclosing Party’s Confidential Information by any of its or its Affiliated Company’s Representatives, as if such disclosure had been made by Receiving Party.

The restrictions and obligations on a Receiving Party of this Agreement regarding Confidential Information of the other Party shall not apply, however, to any particular information in such Confidential Information that: (a) was known to Receiving Party or its Affiliated Company prior to receipt hereunder as evidenced by written records; (b) at the time of disclosure by Disclosing Party was generally available to the public, or that after disclosure

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hereunder becomes generally available to the public through no fault attributable to Receiving Party or any of its Affiliated Companies; (c) is hereafter made available to Receiving Party or its Affiliated Company for use or disclosure by Receiving Party or its Affiliated Companies from any third party having a right do so and without confidentiality and non-use limitations; or (d) is independently developed by Receiving Party or its Affiliated Company without any use of the Disclosing Party’s Confidential Information as evidenced by written records.

Further, notwithstanding the foregoing, a Receiving Party and/or its Affiliated Companies may disclose particular Confidential Information of the Disclosing Party to the extent such disclosure is required by law or court order, subject to Receiving Party providing Disclosing Party with reasonable advance notice (to the extent possible and permitted by law) and the opportunity to challenge, limit or seek a protective or other order preventing or limiting such disclosure, and that the Receiving Party and/or its Affiliated Companies (as applicable) make only such limited disclosure as is required, taking into account any such protective or other order obtained by the Disclosing Party. Receiving Party shall provide Disclosing Party with reasonable assistance in any challenge and/or effort to obtain a protective or other order undertaken by Disclosing Party.

Subject to any right to continued use as provided in this Agreement (such as, but not limited to, license rights), upon Disclosing Party’s written request, Receiving Party agrees to, at Disclosing Party’s discretion, either deliver to Disclosing Party or destroy all written or documentary materials embodying or containing the Confidential Information of the Disclosing Party and/or its Affiliated Companies and all materials that constitute such Confidential Information, that are in the possession or under the control of Receiving Party or its Affiliated Company, in each case subject to the last sentence of this paragraph. In the event that the Disclosing Party elects to have the materials destroyed, upon destruction of such materials, Receiving Party will issue to Disclosing Party a certificate of destruction as proof of compliance with Disclosing Party’s request. Receiving Party further agrees not to retain any copies, notes or compilations of any written or documentary materials pertaining to the Confidential Information received from Disclosing Party or its Affiliated Companies, save that Receiving Party may retain one (1) copy of documentary Confidential Information of the other Party for the sole purpose of monitoring its compliance with this Agreement.

In the event that either Party is required to file this Agreement with Health Authorities or other government agencies (e.g. under SEC rules), that Party shall seek confidential treatment of sensitive information of either Party (in particular, but not limited to trade secrets, confidential commercial or financial information). The Party required to make the submission will give reasonable advance notice to the other Party of such disclosure requirement in order to enable the other Party to comment on such submission, and shall use reasonable efforts to incorporate the other Party’s comments in order to secure a protective order or confidential treatment of any Confidential Information of the other Party required to be disclosed.

11.	Data
11.1	Provision of Documents and Information

11.1.1.

In addition to the data contained in the chemistry manufacturing and controls (CMC) draft, BI shall supply VERSARTIS within the specified time frame as set forth in the QAA or required by a Health Authority, with data, results and information as set forth in the QAA, as reasonably requested by VERSARTIS to comply with any request of any applicable Health Authority or to comply with such Health Authority’s requirement, including applicable regulatory filing requirements or applicable laws or regulations.

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11.1.2.

VERSARTIS shall provide BI with such information in VERSARTIS’s possession and assistance reasonably requested by BI as BI or its Affiliated Companies may require for purposes of applying for and maintaining all consents within BI’s responsibility in connection with this Agreement, including providing BI with all reports, authorizations, certificates, methodologies, and other documentation and information in the possession or under control of VERSARTIS relating to the manufacture of the Product, or any component thereof, needed for BI’s filings of such consents with any applicable regulatory authority (including any Health Authority).

11.2	General

VERSARTIS agrees not to provide any correspondence or document to any governmental authority (including any Health Authority) relating to the manufacture and testing of the Product at BI and/or the Facility that has not been reviewed and approved by BI, such approvals not to be unreasonably withheld, delayed or conditioned, and always provided, however, that the foregoing shall not apply, and a notification by VERSARTIS to BI shall be sufficient, in the event that documents issued by BI for regulatory purposes are provided to any such Health Authority without further processing or changes. The Parties shall agree reasonably and in good faith on required time periods for such review and approval and for any compilation of regulatory documents in general in the QAA or otherwise in writing.

12.	Quality and Regulatory Matters
12.1	Change Control

Changes to the Product (including changes to any Raw Materials or Covered Materials used to manufacture Product, as sourced by BI), Manufacturing Process and/or Facility may only be made in accordance with the QAA. For the purpose of clarity, changes to the Facility under this Section and in the QAA only refer to changes directly relating to the processing of a Product and impacting such Product. Actual costs incurred as a result of changes will be allocated as follows:

(a)	BI shall solely bear all of its and its Affiliated Companies actual and related costs resulting from:
(i)	Changes to [*] requested by BI or its Affiliated Company (on its own or on behalf of any Subcontractor), which are approved by VERSARTIS in writing; and
(ii)	Changes requested or required by the Health Authorities relating to [*]; and
(b)	VERSARTIS shall solely bear all actual and related costs resulting from:
(i)	Changes to [*] requested by VERSARTIS; and
(ii)	Changes requested or required by the Health Authorities relating to [*].
(iii)	Required expenses associated with a technology transfer [*] to the extent such transfer is authorized by VERSARTIS.

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12.2	Inspections by Health Authorities

12.2.1.

BI will inform VERSARTIS within [*] days of receipt of any notice of inspection from a Health Authority (including any regulatory authority) related to the Product and within [*] day of any Health Authority request for Drug Substance or Drug Product samples, Batch documentation, or other information related to the Drug Substance and/or Drug Product.

12.2.2.

BI acknowledges the right for a VERSARTIS Representative to be present on site during any such inspection when related to the Drug Substance and/or Drug Product. VERSARTIS presence in the audit room will also be allowed if required by the Health Authority. BI shall provide VERSARTIS with summaries of inspection observations and any responses (any information on third party or on BI sole responsibilities will be redacted) and that are directly related to the Production and testing of Product. Prior to responding to such Health Authority reports on matters regarding VERSARTIS’ Drug Substance and/or Drug Product, if appropriate, VERSARTIS shall work with BI to draft answers in response to identified Product-related inspection issues. Either Party shall not unreasonably withhold or delay such responses.

12.3	Technical Site Visits by VERSARTIS (Audits, Person-in-Plant)

12.3.1.

Upon prior written notice of at least [*], VERSARTIS shall be entitled to visit and audit the parts of the Facility where the Product is manufactured and/or where Production records are created. Such audits shall not be performed more than [*] per Facility in which BI manufactures Product. Each such audit shall last no more than [*] with up to [*], conducted during regular business hours, unless additional visits/audits become necessary or appropriate as a result of significant quality or safety issues arising with respect to Product (for cause audit) in which case the provisions regarding for cause audits set forth in the QAA shall apply.

12.3.2.

During such audits, VERSARTIS may inspect corresponding documents (including records) that specifically relate to manufacturing, quality control, storage, release, complaint/deviation investigations and cGMP activities performed by BI as related specifically to either the Drug Substance or to the Drug Product. The right of audit provided herein does not include a right to access or inspect BI’s financial records. BI shall cause any Affiliated Company sub-contracted or employed by BI in the performance of the Production services or work or the manufacture of Product to allow VERSARTIS similar rights of access for audit.

12.3.3.

In addition to the above mentioned audits, VERSARTIS shall have the right to have [*] at each of the Facilities (“Person-in-Plant” or “PIP”) during Production campaigns at such Facilities to observe the Production activities and provide support as the single point of contact for such activities. VERSARTIS shall provide BI with a prior written (i) [*] notice of such visit (off the manufacturing/QC floor) or (ii) [*] notice (on the floor) by such PIP specifying the function of the PIP.

12.3.4.

BI shall provide adequate office space for the PIP, including access to outside internet connection, and ensure that the PIP is kept reasonably informed of issues that arise that may affect the Production or quality of Product.

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12.3.5.

If an issue arises (e.g. a deviation) that reasonably requires the PIP to have access to the manufacturing Facility, QC laboratory or GMP warehouse, BI shall grant the PIP reasonable access to those parts of the Facility as needed to evaluate, assess and confirm the satisfactory resolution of such issue.

12.3.6.

While on BI’s or on BI’s Affiliated Companies’ premises, VERSARTIS shall cause its auditors and PIPs to (i) abide by all applicable laws including confidentiality obligations to third parties and BI’s reasonable safety and security practices and operating procedures, and (ii) comply with all reasonable instructions of BI’s or its Affiliated Companies’ employees regarding safety and compliance within the premises (including the Facility) and the overall use of BI’s or its Affiliated Companies’ premises and equipment, and (iii) operate in a manner as not to adversely interfere with operations at the Facility or at the premises. For the avoidance of doubt, VERSARTIS shall impose confidentiality and non-use obligations on any auditor and/or PIP exercising VERSARTIS’ rights under this Section 12 not less stringent than those imposed on VERSARTIS according to Section 10.

12.4	Regular Quality Meetings

BI shall meet on a regular basis with VERSARTIS to discuss and review quality trends, events, deviations, complaints and incidents and progress on continuous improvement activities for the Production of Products, all in accordance with the provisions of the QAA.

12.5	Subcontracting
12.5.1.

A list of approved Subcontractors will be attached to the QAA. BI shall not subcontract any of its Production and testing obligations under this Agreement or the QAA to any third party, except to its Affiliates, without VERSARTIS's prior written approval. For the avoidance of doubt, BI may subcontract any of its obligations under this Agreement to any of its Affiliated Companies provided that BI is and shall be and remain responsible vis-à-vis VERSARTIS for the proper performance of its respective obligations under this Agreement by its Affiliated Companies, and shall be liable for any breach of such obligations by any such Affiliated Company.

12.5.2.

Materials received from VERSARTIS may not be transferred or otherwise made available, in whole or in part, by BI to any other individual, entity or institution, except to its Representatives who have a need for such access in order to perform obligations under this Agreement, without the prior written consent of VERSARTIS, which may be withheld by VERSARTIS for any reason. However, such consent is deemed to be given solely for quality control testing of Product by a third party on behalf of BI, BI Pharma and/or BI RCV, provided that the Materials are provided on a blinded basis.

13.	Term and Termination

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13.1	Term, Renewal and Ramp-Down Phase
a.

This Agreement shall take effect as of the Effective Date and shall continue thereafter for a period of eight (8) years from the Effective Date (“Initial Term”), or until such earlier date that the Agreement is earlier terminated pursuant to the terms hereof. Provided this Agreement is not earlier terminated, this Agreement shall automatically extend beyond the end of the Initial Term for further period(s) of three (3) years (each, a “Renewal Term”) each unless the Agreement is terminated by either Party by written notice to the other Party with a notice period of [*] prior to the end of such Initial Term or of any then-current Renewal Term.

b.

In the event this Agreement is terminated effective at the end of the Initial Term and the Maximum Capacity Reservation is [*] Batches per year or above, BI shall have the right to reduce the Maximum Capacity Reservation within [*] years of the Term in order to a ramp-down its Drug Substance capacity (“Ramp-Down Period”) as set forth below.

Ramp-Down Period	Maximum Capacity Reservation in Number of commercial Batches BDS p.a.
[*]	[*]
[*]	[*]
c.

In case the project under the CSA is not successful and does not yield a Process Validation that will be accepted by the Health Authorities of the Territory where the Product is intended for Launch, and the Parties are unable to agree on a path forward under the CSA to remedy or otherwise address this issue, then any termination of the CSA automatically leads to a termination of this Agreement.  For the avoidance of doubt, this shall not affect the firmly reserved capacities as set forth in Section 4.2 which shall remain in effect and will need to be paid by VERSARTIS unless BI, using commercially reasonable efforts, is able to mitigate its losses due to such termination by adjusting the production plan at the Facility to the extent reasonably possible and by seeking to fill the unused capacity with other products. If and to the extent BI is able to fill some or all of the unused capacity with other production, then VERSARTIS shall only have to pay the applicable pro rata amount to BI. For clarity, BI shall not be obligated to disclose its pricing and/or fee structure with its other customers to VERSARTIS in order to invoice such pro rata amount.

13.2	Termination of this Agreement for Technical Reasons

If it is apparent to either Party at any stage of the Agreement that BI will not be able to implement or consistently perform the Manufacturing Process on a commercial scale for technical reasons, such Party may terminate this Agreement upon [*] prior written notice to the other Party, provided that such Party gives reasonable documentation with such notice demonstrating that it will not be possible for BI to implement or consistently perform the Manufacturing Process due to technical reasons that are not resolved within:

(a) [*] if notice is to BI by VERSARTIS, or

(b) [*] if notice is to VERSARTIS by BI

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as of the first referral of the respective technical issues to the Joint Steering Committee despite the Parties good faith efforts (e.g. in case a change in Manufacturing Process is required or requested by VERSARTIS or if Product does not meet Product Specifications due to new testing method or increased sensitivity of testing).

13.3	Termination of this Agreement for Regulatory Reasons or Non-Approval of Product

If in VERSARTIS’ reasonable opinion (i) it will not be possible to achieve all clinical targets and/or target product profiles of the clinical protocol(s) because of safety or efficacy concerns; or (ii) based on feedback from the competent Health Authorities in the Territory, it will not obtain approval of the Product in any of the countries of the Territory, VERSARTIS may terminate this Agreement upon [*] prior written notice.

13.4	Termination for Failure to obtain or maintain Regulatory Approval for the Facility
a.

If VERSARTIS does not obtain, or, based on feedback from a competent Health Authority, VERSARTIS reasonably determines that it will not obtain, regulatory approval to have BI manufacture any Product for commercial use in the Facility after the PPQ Runs due to reasons within BI’s control, VERSARTIS may terminate this Agreement upon [*] prior written notice.

b.

If a competent Health Authority determines in the course of an audit a material deficiency in BI’s performance of its obligations under this Agreement, and BI does not: (i) within [*] (or shorter if required by such Health Authority) propose a remedy plan acceptable to VERSARTIS, such acceptance not to be reasonably withheld or delayed, or to such Health Authority, to cure such material deficiency; and (ii) thereafter diligently pursue completion of such remedy plan in a timely and diligent manner or within such period as may be required by VERSARTIS or such Health Authority, respectively, until such deficiency is completely resolved, then VERSARTIS may terminate this Agreement upon [*] as of VERSARTIS’ knowledge of the results of such audit.

13.5	Termination for Non-Approval of Product or Facility Based On Failure to Timely File BLA or Non-Approval of Product

a.

If, no later than [*] after completion of the Process Validation, VERSARTIS (i) does not file at least one application for regulatory approval of Product with the competent Health Authorities in a country, or to have the Product manufactured at BI’s Facility or (ii) does not obtain approval of the Product anywhere in the Territory or approval to have BI manufacture the Product for commercial use in the Facility after the first submission, and in either case (i) or (ii); and

b.

VERSARTIS either (i) does not provide a remedy plan (for the issue set forth in subclause (a) above) that is reasonably acceptable to BI within [*] after BI’s written request, such remedy plan including but not limited to completion of required phase III clinical trials, in case of delay, such acceptance not to be unreasonably withheld, delayed or conditioned, to obtain such approvals; or (ii) VERSARTIS does not diligently pursue completion of such accepted remedy plan in a timely manner (VERSARTIS shall inform BI in due time of any such feedback from the FDA or EMA), then BI may terminate this Agreement with immediate effect by giving written notice to VERSARTIS.

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13.6	Termination of this Agreement for Uncured Material Breach

This Agreement may be terminated on written notice by a Party, if the other Party materially breaches this Agreement and shall have failed to cure such breach within [*] after written notice providing reasonable description of such breach from the terminating Party to the breaching Party, unless the cure requires a longer time frame and the breaching Party has begun to cure such breach within such [*] cure period, subject to the non-breaching Party’s consent to the proposed time frame to cure the material breach.

If this Agreement is terminated by VERSARTIS for BI material breach, the Ramp-Down Period shall commence according to Section 13.1 (b) above, where there will be a [*] wind-down period during which VERSARTIS will forecast its supply of Drug Substance and Drug Product on a rolling, [*] basis, of which the [*] will be binding.

13.7	Termination for Convenience

This Agreement may be terminated by written notice by either Party at the end of every calendar year by giving [*] prior written notice thereof to the other Party. The Parties shall negotiate in good faith the provision by BI of any bridging stock of Product that VERSARTIS may need should BI terminate this Agreement for convenience.

BI waives the right to terminate for convenience until the [*] anniversary of the Launch, and agrees to notify VERSARTIS no less than [*] prior to the intended termination notification.

13.8	Termination for Bankruptcy

A Party may terminate this Agreement, by giving the other Party notice, immediately and in any case within [*] of such Party’s knowledge, in the event that other Party makes a general assignment for the benefit of its creditors, or proceedings of a case are commenced in any court of competent jurisdiction by or against such Party seeking (a) such Party’s reorganization, liquidation, dissolution, winding up, or a change in the composition or readjustment of its debts, (b) the appointment of a receiver or trustee for or over such Party’s property, or (c) similar relief in respect of such Party under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debt, and such proceedings shall continue un-dismissed, or an order with respect to the foregoing shall be entered and continue unstated, for a period of more than [*].

In the event that BI has the right to terminate this Agreement in accordance with this Section 13.8 and VERSARTIS is unable to pay invoices according to the terms of this Agreement, BI may instead choose to switch to prepayment invoicing, until such time as VERSARTIS reasonably demonstrates its financial stability and ability to pay invoices in the ordinary course.

13.9	Change of Control

A Party may terminate this Agreement immediately, and in any case within [*] as of a Party’s knowledge, by giving the other Party notice thereof in the event that the other Party undergoes a Change of Control involving a Direct Competitor of the terminating Party pursuant to which such Direct Competitor has the ability to control such other Party.

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13.10	Force Majeure

A Party may terminate this Agreement by written notice to the other Party in the event that a force majeure (Section 14.1) affecting the other Party occurs that materially affects such other Party’s ability to perform its material obligations under this Agreement, and such force majeure continues for [*] from the date of notification of its existence and such other Party has not otherwise been able to perform such obligations, such termination upon [*] additional notice. In case of VERSARTIS’ termination of this Agreement pursuant to this Section 13.10, BI shall remain obligated to complete the technology transfer pursuant to Section 13.12.

13.11	Effect of Termination
13.11.1.	General
a.

In the event of termination of this Agreement, each Party shall, at the discretion of the other Party, either return or destroy all Confidential Information and material of the other Party within a period of [*] following such termination. At the request of VERSARTIS, BI shall deliver to VERSARTIS ([*])) all dedicated Equipment, Raw Materials and Covered Material purchased in the course of this Agreement and paid for by VERSARTIS, at VERSARTIS’ expense. Upon the request of a Party, the other Party shall have an officer of such other Party confirm in writing its compliance with this Section 13.11.1.

b.

Upon termination of this Agreement, all undisputed amounts earned by BI for services performed and/or Product manufactured by BI, prior to the effective date of termination, shall be due and payable and any advance payments provided by VERSARTIS to BI for services not yet performed or Product not yet manufactured shall be returned to VERSARTIS, subject to payment of all termination payments as set forth in this Section 13.11.1.

c.

In the event of termination by either Party, BI will continue to manufacture Product in accordance with the Detailed Forecast Schedule for Drug Substance and Drug Product until the termination takes effect and VERSARTIS shall pay for all such Product.

d.

In the event of termination by either Party, except for termination for bankruptcy by VERSARTIS, any ongoing stability testing or stability programs of the Product shall remain active until completed by BI, and BI shall continue to perform all mutually agreed stability tests at VERSARTIS’ cost.

13.11.2.	Specific consequences
a.

In the event of termination by either Party, VERSARTIS shall pay any Non-Utilization Fee for the calendar years corresponding to the binding portion of the Detailed Forecast Schedules for Drug Substance.  The Non-Utilization Fee shall not apply in the event of termination by VERSARTIS for any of the following: BI’s material breach (Section 13.6.), failure to obtain or maintain regulatory approvals (Section 13.4), or for BI’s bankruptcy (Section 13.8.); or in the event of termination by BI for any of the following: termination for convenience (Section 13.7) or termination for technical reasons (Section 13.2); or in the event of either Party’s termination in case of change of control (Section 13.9.) or force majeure (Sec. 13.10).

b.

Upon termination of this Agreement, except for termination for convenience by either Party, VERSARTIS shall pay any non-cancellable expenses incurred by BI that shall inter alia include non-cancellable cost and expenses for the purchase of equipment, Facility modifications, third party services necessary for the modifications of the

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Facility, Covered Materials and Raw Materials. In order to mitigate the non-cancellable expenses to be paid by VERSARTIS at effectiveness of termination, BI shall use commercially reasonable efforts to terminate third party agreements or orders affected by the termination and mitigate all non-cancellable costs. Only non-cancellable expenses and Product specific equipment expenses shall be paid by VERSARTIS if VERSARTIS terminates for BI’s material breach.

c.

In the event of termination by either Party, except in the event of termination by VERSARTIS for BI bankruptcy or material breach, VERSARTIS shall pay all reasonable wind-down costs during the “Wind-Down Phase” of up to [*], in which BI will close out the services/manufacturing of Product, including but not limited to completing any work in progress, and to the extent not yet provided, create, finalize and gather the respective documentation.

d.	Upon termination of this Agreement, except in the event of termination for convenience by either Party, VERSARTIS shall pay any “Product Ordered and Not Yet Delivered”, which refers to the following:
•	PFS firmly ordered (service price only)
•	PFS manufactured
•	PFS in production at the time the termination takes effect, but not yet invoiced
•	Drug Substance Batches manufactured and stored at BI, excluding Batches in consignment stock
•	Batches of Drug Substance in production at the time the termination takes effect, but not yet invoiced.

Provided that BI completes Production and Manufacturer’s Release of the applicable Product and delivers to VERSARTIS in compliance with all obligations in the Agreement.

For illustration purposes only, the individual effects of termination are displayed in the table in Appendix 10.

13.12	Tech Transfer (details in line with Tech Transfer and Clinical Supply Agreement)

Upon (i) termination of this Agreement or (ii) in case that VERSARTIS’ demand for Product exceeds the Maximum Capacity Reservation available at BI and established as provided in Section 4.1 and the Parties do not agree that BI will supply such higher demand, in each case of (i) and (ii) above, upon VERSARTIS’ request BI shall conduct and complete full transfer of the entire Manufacturing Processes once to VERSARTIS (or its designee) as follows:

Within [*] following the termination/suspension of the Agreement, with a total capacity of [*] hours at an hourly rate of [*], and [*] hours at an hourly rate of [*], the Parties agree that BI shall perform such technology transfer to a contract manufacturer in the field of biopharmaceutical production and/or in the biopharmaceutical CMO business outside the Facility.

13.13	Surviving Provisions

As far as not expressly set forth in this Agreement all provisions designed to have effect even after the termination of this Agreement  shall survive the termination or expiration of this Agreement, in particular Sections 1, 2.1, 2.5, 5.1.4, 6.3, 6.4, 6.5, 6.7, 8, 9, 10, 11.2, 12.2, 13.11,13.12, 13.13, and 14.

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14.	Miscellaneous
14.1	Force Majeure

A Party shall not be deemed in breach of this Agreement if such Party is prevented from performing, or its ability to perform is delayed, its obligations under this Agreement (except for payment of any amounts due hereunder) due to an event or circumstance outside of the control of such Party (a “force majeure”), such as any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining energy or other utilities, labour disputes of whatever nature or other similar reason beyond the control of such Party, provided that such performance shall be excused only to the extent of and during such event.  The affected Party shall notify the other Party by written notice of the force majeure event and of its impact on the Party’s ability to perform its Agreement obligations, including identifying in writing the obligations impacted; and such affected Party shall continue to perform its other obligations under this Agreement to the extent reasonably practical and shall take reasonable, diligent, good faith efforts to remove the condition constituting such force majeure or to avoid its affects so as to resume performance of the affected obligations under this Agreement, as soon as practicable.  If such force majeure event lasts longer than [*], then the Parties shall be able to terminate this Agreement with immediate effect subject to Sections 13.11.1a, 13.11.1b and 13.12.

14.2	Prior Agreements

The Parties agree that the validity of the CDA and the CSA remains unaffected. The Parties agree, however, that beginning on the Effective Date of this Agreement any exchange of Information as defined in the CDA, including but not limited to exchange of Confidential Information concerning the Purpose as defined in the CDA, shall be made under this Agreement only and all Confidential Information of the disclosing Party shall be subject to the protections and restrictions afforded Confidential Information under this Agreement.

14.3	Publicity

No press release or other form of publicity regarding this Agreement shall be permitted by either Party to be published unless both Parties have indicated their consent to the form of the release in writing, such consent not to be unreasonably withheld, delayed or conditioned, and except that a Party may make such disclosures or publications as required by applicable law. Such consent shall not be required thereafter for public use of any information that has already been part of the public domain.

14.4	Notices

Any notice required or permitted to be given hereunder by either Party shall be in writing and shall be (i) delivered personally, (ii) sent by registered mail, return receipt requested, postage prepaid or (iii) delivered by facsimile with immediate confirmation of receipt, to the addresses or facsimile numbers set forth below:

If to BI:

Boehringer Ingelheim Biopharmaceuticals GmbH

Birkendorfer Straße 65

88397 Biberach an der Riss

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Federal Republic of Germany

Attention: VP, Business & Contracts

Phone:[*]

With a copy to

Boehringer Ingelheim Pharma GmbH & Co. KG

Birkendorfer Straße 65

88397 Biberach an der Riss

Federal Republic of Germany

Attention: Head of Corporate Legal Biopharmaceuticals

Tel.: [*]

Fax: [*]

If to VERSARTIS:

Versartis GmbH

Mühlenberg 7

4052 Basel

Switzerland

Attention: Managing Director

Phone: [*]

Fax: [*]

With a copy to Versartis, Inc.

Versartis, Inc.

4200 Bohannon Drive, Suite 250

Menlo Park, California 94025

USA

Attention:  Legal Department

Phone: [*]

Fax:  [*]

With a copy to Cooley LLP (which shall not constitute notice):

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304-1130

Attention: Barbara A. Kosacz

Phone: 650-843-5000

Fax: [*]

14.5	Applicable Law and Jurisdiction

The Parties agree that this Agreement, and all matters relating to or resulting from this Agreement, including its interpretation or enforcement, shall be exclusively governed by the laws of [*], except for any of its conflict of laws provisions. The UN Convention on Contracts for the International Sale of Goods shall not apply.

The Parties agree that all disputes, claims or controversies arising out of, relating to, or in connection with this Agreement, including any question regarding its formation, existence, validity, enforceability, performance, interpretation, breach or termination, shall be finally

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settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by three (3) arbitrators appointed in accordance with said rules.

The exclusive place of arbitration shall be [*] and the proceedings shall be conducted in English language.

The award for arbitration shall be final and binding and may be enforced in any court of competent jurisdiction against BI or VERSARTIS. Nothing in this Section 14.5 shall prevent any Party, before an arbitration has commenced hereunder or any time thereafter during such arbitration proceedings, from seeking conservatory and interim measures, including, but not limited to temporary restraining orders or preliminary injunctions, or their equivalent, from any court of competent jurisdiction to the extent needed to protect such Party’s rights or interests.

The Parties further agree that:

a.

except as may be otherwise required by law, neither Party, its witnesses, or the arbitrator may disclose the existence, content, results of the arbitration hereunder without prior written consent of both Parties; and

b.

neither Party shall be required to give general discovery of documents, but may be required to produce specific, identified documents, or narrow and specific categories of documents, which are relevant to the case and material to its outcome and reasonably believed to be in the custody, possession or control of the other Party, to the extent reasonably needed for purposes of the arbitration or investigating or proving such Party’s case or issue in the arbitration.

14.6	Waiver

No waiver by a Party of any term, provision or condition of this Agreement shall be binding on such Party unless made in writing, signed by such Party, and no such waiver in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition or of any other term, provision or condition of this Agreement, except as may be specified by such Party in writing.

14.7	Severability

If any provision of this Agreement is held to be invalid or unenforceable by the court of competent jurisdiction all other provisions shall continue in full force and effect. In such case, the Parties hereby agree to discuss in good faith and seek to agree to substitute, for any such invalid or unenforceable provision, a reasonable, valid and enforceable provision that achieves to the greatest extent possible the economic, legal and commercial objectives of the invalid or unenforceable provision, in the context of the remaining terms of the Agreement.

14.8	Dispute Resolution – Initial Discussion by Steering Committee

Any dispute or issue between the Parties arising under this Agreement (a “Dispute”), including relating to the validity, performance, construction, breach or interpretation of this Agreement, shall first (that is, prior to any enforcement proceedings, such as arbitration, but subject to Section 2.3.2) be submitted (by either Party) for discussion and attempted resolution by the Steering Committee.  If the Steering Committee does not resolve a submitted Dispute within thirty (30) days of submission by either Party, such Party may proceed to seek resolution of the Dispute under the other provisions.

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14.9	Assignment

This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and permitted assigns.  However, except as otherwise provided below, nothing herein shall permit any assignment by either Party, except with the prior written consent of the other Party, such consent not to be unreasonably withheld, delayed or conditioned. However, (i) BI may assign this Agreement to any Affiliated Company, provided, that BI shall remain fully responsible for full performance of all obligations under this Agreement, and for paying any damages or other liabilities awarded to VERSARTIS for breach of this Agreement, notwithstanding any such assignment, and (ii) VERSARTIS may assign this Agreement to its Affiliated Companies, or to its successor in interest in connection with the acquisition, merger or sale of all or substantially all of the assets of VERSARTIS to which this Agreement relates, provided, that such successor in interest is not a Direct Competitor of BI.

14.10	Requirement of Written Form

This Agreement constitutes the entire understanding of the Parties with respect to the matters contained herein, superseding all prior oral or written understandings or communications between the Parties, and it may be modified only by a written agreement signed by the Parties.

14.11	Contingent Liability

Only in the event, and to the extent that, VERSARTIS materially fails to pay amounts owed to BI, or to indemnify BI and/or its Representatives, in each case in accordance with the terms of this Agreement, and does not cure such failure within the cure period set forth in Section 13.6, VERSARTIS’ Affiliated Company, Versartis, Inc., shall be liable for such obligation. The Parties do not intend that the applicable VERSARTIS Affiliated Company to be, and the applicable VERSARTIS Affiliated Company shall not be, primarily or jointly liable for any such obligation under this Agreement, and the above contingent commitment is only to ensure that VERSARTIS meets its obligations under this Agreement.  Promptly after the Effective Date, VERSARTIS shall take all necessary steps to cause such Affiliated Company to be irrevocably bound by this obligation, and to have the Affiliated Company acknowledge this obligation in writing to BI without undue delay.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

………………, ………..…… 2016Biberach/Ingelheim, ……………………… 2016

VERSARTIS GmbH	Boehringer Ingelheim Biopharmaceuticals GmbH

ppa.ppa.

………………………………………………………………………………………

[*]

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List of Appendices:

Appendix 1:Material (e.g. Cell Line), Product and VERSARTIS Deliverables

Appendix 2:	Manufacturing Assumptions for Drug Substance and Drug Product in PFS and Drug Product in vials

Appendix 3:	Purchase Prices for Drug Product in PFS, prices for Drug Substance batches in consignment stock and prices for Drug Product fill and finish services using Drug Substance out of consignment stock

Appendix 4:Manufacturing Process for Drug Substance and Drug Product

Appendix 5:Specifications for Drug Substance and Drug Product in PFS

Appendix 6: Contact Persons, Members of the Steering Committee and Chief Executive Officers

Appendix 7:Change Order Template

Appendix 8:	List of Raw Materials and Covered Materials for the Manufacture of Drug Substance and Drug Product

Appendix 9: Price Adjustment based on actual annual Yield

Appendix 10: Termination table

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Appendix 1:

Material (e.g. Cell Line), Product and VERSARTIS Deliverables

[*]

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Appendix 2:

Manufacturing Assumptions for Drug Substance – assumed as of the Effective Date subject to modification as set forth in Section 3.1 and 3.4.1 (b) of this Agreement

•	[*]

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Appendix 3:

Purchase Prices for Drug Product in PFS, prices for Drug Substance batches in consignment stock and prices for Drug Product fill and finish services using Drug Substance out of consignment stock

A. Purchase Prices for Drug Product in PFS

[*]

B. Prices for Drug Substance Batches in consignment stock:

[*]

C. Prices for fill and finish services using Drug Substance out of consignment stock:

[*]

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[*]

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Appendix 4:

As agreed on the Effective Date:

Manufacturing Process for Drug Substance

[*]

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Appendix 5:

As agreed on the Effective Date:

Specifications for Drug Substance

[*]

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Appendix 6:

Contact Persons, Members of the Steering Committee

[*]

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Appendix 7:

Change Order Template

[*]

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Commercial Supply Agreement, BI/ VERSARTISExecution Version

Appendix 8:

List of Raw Materials and Covered Materials for the Manufacture of Drug Substance and Drug Product

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 9:

Price Adjustment based on actual annual Yield for Drug Substance

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Appendix 10

Termination Table

(For illustration purposes only. In case of any conflict between this table and Section 13, Section 13 shall prevail.)

Ground for termination	VERSARTIS pays fees and expense during Wind-Down Phase	VERSARTIS pays for Product Ordered & Not Delivered	VERSARTIS pays Non-Utilization Fee	Technology Transfer	BI Permitted to Terminate	VERSARTIS Permitted to Terminate
Technical Reasons (Sec. 13.2)	YES	YES	NO if BI terminates YES if VERSARTIS terminates	VERSARTIS’ expense	YES	YES
Regulatory Reasons or Non-Approval of Product (Sec. 13.3)	YES	YES	YES	VERSARTIS’ expense	NO	YES
Failure to obtain or maintain Regulatory Approval for the Facility (Sec. 13.4)	YES	YES	NO	FREE OF CHARGE	NO	YES
Non-Approval of Product or Facility (failure to timely file BLA) (Sec. 13.5)	YES	YES	YES	VERSARTIS’ expense	YES	NO

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Ground for termination	VERSARTIS pays fees and expense during Wind-Down Phase	VERSARTIS pays for Product Ordered & Not Delivered	VERSARTIS pays Non-Utilization Fee	Technology Transfer	BI Permitted to Terminate	VERSARTIS Permitted to Terminate
Termination for Material Breach (Sec. 13.6)	NO if due to material breach by BI YES if due to material breach by VERSARTIS	YES	NO if due to material breach by BI YES if due to material breach by VERSARTIS	If due to breach by BI: Free of Charge If due to breach by VERSARTIS: VERSARTIS’ expense	YES	YES
Convenience (Sec. 13.7)	NO	NO	NO if BI terminates YES if VERSARTIS terminates	VERSARTIS’ expense unless BI terminates	YES after first anniversary of Launch	YES
Bankruptcy (Sec. 13.8)	NO if due to bankruptcy of BI YES if due to bankruptcy of VERSARTIS	YES	NO if due to BI’s bankruptcy YES if due to VERSARTIS’ bankruptcy	VERSARTIS’ expense	YES	YES
Change of Control (Sec. 13.9)	N/A	N/A	NO	VERSARTIS’ expense	YES	YES
Force Majeure (Sec. 13.10)	YES	YES	NO	VERSARTIS’ expense	YES	YES

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[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.